                                                                     Exhibit 4.1

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:
IMPERIAL DISTRIBUTING, INC., IMPERIAL HOLLY
CORPORATION, IMPERIAL-SAVANNAH, L.P.,
IMPERIAL SUGAR COMPANY, IMPERIAL SWEETENER
DISTRIBUTORS, INC., BIOMASS CORPORATION,
CROWN EXPRESS, INC., DIAMOND CRYSTAL BRANDS,
INC., DIAMOND CRYSTAL BRANDS, L.P., DIAMOND
CRYSTAL HOLDINGS, INC., DIAMOND CRYSTAL
SPECIALTY FOODS, INC., DIXIE CRYSTAL
FOODSERVICE, INC., DSLT HOLDING COMPANY, FOOD
CARRIER, INC., FORT BEND UTILITIES COMPANY,
GREAT LAKES SUGAR COMPANY, HOLLY FINANCE
COMPANY, HOLLY NORTHWEST COMPANY, HOLLY SUGAR
CORPORATION, HSC EXPORT CORP., ICUBE, INC.,
KING PACKAGING COMPANY, INC., LIMESTONE
PRODUCTS COMPANY, MENU MAGIC FOODS, INC,
MICHIGAN SUGAR COMPANY, PHOENIX PACKAGING
CORPORATION, RAGUS HOLDINGS, INC., SAVANNAH
FOODS & INDUSTRIES, INC., SAVANNAH FOODS
INDUSTRIAL, INC., SAVANNAH INTERNATIONAL
COMPANY, SAVANNAH INVESTMENT COMPANY,
SAVANNAH MOLASSES & SPECIALTIES COMPANY,
SAVANNAH PACKAGING COMPANY, SAVANNAH SUGAR
REFINING CORPORATION, SAVANNAH TOTAL INVERT
COMPANY, WHOLESOME SWEETENERS GROUP, LTD., and WHOLESOME SWEETENERS L.L.C.,


                                                  Chapter 11 Case Nos.
                                                  01-00140 through 01-
                                                  00176 (SLR) (Jointly
                                                  Administered)

Debtors.

       DEBTORS' SECOND AMENDED AND RESTATED JOINT PLAN OF REORGANIZATION

YOUNG CONAWAY STARGATT & TAYLOR, LLP             BAKER BOTTS L.L.P.
James L. Patton Jr.                              Jack L. Kinzie
Brendan Linehan Shannon                          Brenda T. Rhoades
Eleventh Floor, Wilmington Trust Center          2001 Ross Avenue
1100 North Market Street                         Dallas, Texas 75201-2980
P.O. Box 391                                     Telephone: 214.953.6500
Wilmington, Delaware 19899-0391                  Facsimile: 214.953.6503
Telephone: 302.571.6600                          Email: jack.kinzie@bakerbotts.com
Facsimile: 302.571.1253                          brenda.rhoades@bakerbotts.com
Email:jpatton@ycst. com
bshannon@ycst.com
                                                 BAKER BOTTS L.L.P.
                                                 Tony M. Davis
                                                 One Shell Plaza
                                                 910 Louisiana
                                                 Houston, Texas 77002-4995
                                                 Telephone: 713.229.1234
                                                 Facsimile: 713.229.1522
                                                 Email: tony.davis@bakerbotts.com
                                                 COUNSEL FOR THE DEBTORS

Dated: June 5, 2001

                               TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
 ARTICLE 1  DEFINITIONS AND RULES OF CONSTRUCTION.................................    A-5
 ARTICLE 2  TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS............   A-16
            2.1   Administrative Claims...........................................   A-16
            2.2   Priority Tax Claims.............................................   A-17
 ARTICLE 3  CLASSIFICATION OF CLAIMS AND INTERESTS................................   A-17
            3.1   Generally.......................................................   A-17
            3.2   Unclassified Claims.............................................   A-17
            3.3   Classes.........................................................   A-17
 ARTICLE 4  TREATMENT OF CLAIMS AND INTERESTS.....................................   A-18
            4.1   Unclassified Claims.............................................   A-18
            4.2   Classes of Claims and Interests.................................   A-18
 ARTICLE 5  TREATMENT OF EXECUTORY CONTRACTS, AND UNEXPIRED LEASES................   A-21
            5.1   Assumption and Rejection of Unexpired Leases and Executory
                     Contracts....................................................   A-21
            5.2   Continuation of Employee Compensation and Benefit Programs......   A-21
            5.3   Rejection Damages Claims........................................   A-21
            5.4   Assumption Claims...............................................   A-21
 ARTICLE 6  ACCEPTANCE OR REJECTION OF THE PLAN...................................   A-22
            6.1   Each Impaired Class Entitled to Vote Separately.................   A-22
            6.2   Acceptance By Impaired Classes of Claims........................   A-22
            6.3   Acceptance By Impaired Class of Interests.......................   A-22
            6.4   Presumed Acceptance of Plan.....................................   A-22
 ARTICLE 7  CONDITIONS TO CONFIRMATION AND EFFECTIVENESS; REQUIRED NOTICES........   A-22
            7.1   Conditions to Confirmation......................................   A-22
            7.2   Conditions to Effectiveness.....................................   A-22
            7.3   Notice to Bankruptcy Court......................................   A-23
 ARTICLE 8  DESCRIPTION OF SECURITIES ISSUED UNDER PLAN...........................   A-23
            8.1   New Common Stock................................................   A-23
            8.2   Reorganized Imperial Warrants...................................   A-23
            8.3   Management Options..............................................   A-24
            8.4   Registration and Listing........................................   A-24
            8.5   Registration Rights for Certain Holders of New Common Stock.....   A-24
 ARTICLE 9  MEANS FOR IMPLEMENTATION OF THE PLAN..................................   A-25
            9.1   Substantive Consolidation.......................................   A-25
            9.2   Revesting of Assets.............................................   A-25
            9.3   Amended Articles of Incorporation and Amended Bylaws of
                     Reorganized Imperial.........................................   A-25
            9.4   Initial Directors of Reorganized Imperial.......................   A-25
            9.5   Management of Reorganized Imperial and the Reorganized Debtors..   A-25
            9.6   Withholding of Taxes............................................   A-25
            9.7   Cancellation of Existing Common Stock...........................   A-25
            9.8   Authority to Prosecute or Settle Avoidance Litigation...........   A-25
            9.9   Unclaimed Property..............................................   A-26
            9.10  Plan Distributions..............................................   A-26
            9.11  Further Authorizations..........................................   A-26
            9.12  Transfer Taxes..................................................   A-26
            9.13  Payment of United States Trustee's Fees.........................   A-26
            9.14  Recordable Order................................................   A-26

                                                                                   Page
                                                                                   ----
            9.15   Effectuating Documents and Further Transactions.............    A-26
            9.16   Corporate Action............................................    A-26
            9.17   Dissolution of Committees...................................    A-27
            9.18   Discharge of Indenture Trustee..............................    A-27
            9.19   Payment of Indenture Trustee's Fees.........................    A-27
            9.20   Payment of IDB Indenture Trustees' Fees.....................    A-27
            9.21   Survival of Indemnification Obligations.....................    A-27
            9.22   Performance of Postpetition Beet Grower Obligations.........    A-27
            9.23   Limited Waiver and Release of Liens by Bank Group...........    A-27
 ARTICLE 10 INJUNCTIONS, RELEASES AND DISCHARGE................................    A-27
            10.1   Discharge and Release.......................................    A-27
            10.2   Discharge Injunction........................................    A-28
            10.3   Discharge of Disallowed Claims and Disallowed Interests.....    A-28
            10.4   Releases of Corporate Officers..............................    A-28
            10.5   Exoneration and Reliance....................................    A-28
 ARTICLE 11 MATTERS INCIDENT TO PLAN CONFIRMATION..............................    A-29
            11.1   Term of Certain Injunctions and Automatic Stay..............    A-29
            11.2   No Liability for Tax Claims.................................    A-29
            11.3   Compliance with Tax Requirements............................    A-29
 ARTICLE 12 RESOLUTION OF DISPUTED CLAIMS......................................    A-29
            12.1   Disputed Claims and Determination of Disputed Claims........    A-29
 ARTICLE 13 RETENTION OF JURISDICTION..........................................    A-31
            13.1   Jurisdiction................................................    A-31
            13.2   General Retention...........................................    A-31
            13.3   Specific Purposes...........................................    A-31
            13.4   Failure of Bankruptcy Court to Exercise Jurisdiction........    A-32
 ARTICLE 14 MISCELLANEOUS......................................................    A-32
            14.1   Revocation of Plan..........................................    A-32
            14.2   Modification of Plan........................................    A-32
            14.3   Modification of Payment Terms...............................    A-32
            14.4   Section 1145 Exemption......................................    A-32
            14.5   Section 1146 Exemption......................................    A-32
            14.6   Entire Agreement............................................    A-32
            14.7   Severability................................................    A-33
            14.8   Rules of Construction.......................................    A-33
            14.9   Successors and Assigns......................................    A-33
            14.10  Headings....................................................    A-33
            14.11  Administrative Claims Bar Date..............................    A-33
            14.12  Governing Law...............................................    A-33
            14.13  Consent to Jurisdiction.....................................    A-33
            14.14  Setoffs.....................................................    A-33
            14.15  Non-Debtor Waiver of Rights.................................    A-33
            14.16  Professional Fees...........................................    A-33
            14.17  PIK Obligations.............................................    A-33
            14.18  Filing of Additional Documents..............................    A-34
            14.19  Notices.....................................................    A-34

EXHIBITS

Annex 1  Term Sheet for Amended Senior Credit Agreement

Annex 2  Reorganized Imperial Long-Term Incentive Plan

Annex 3  Amended and Restated Certificate of Incorporation of Reorganized
Imperial

Annex 4  Amended and Restated Bylaws of Reorganized Imperial

Annex 5  Form of Non-Participating Lender Note

Annex 6  Form of Warrant Agreement

                     DEBTORS' SECOND AMENDED AND RESTATED

                         JOINT PLAN OF REORGANIZATION

  This Second Amended and Restated Joint Plan of Reorganization is proposed by Imperial Distributing, Inc., Imperial Holly Corporation, Imperial-Savannah L.P., Imperial Sugar Company, Imperial Sweetener Distributors, Inc., Biomass Corporation, Crown Express, Inc., Diamond Crystal Brands, Inc., Diamond Crystal Brands, L.P., Diamond Crystal Holdings, Inc., Diamond Crystal Specialty Foods, Inc., Dixie Crystal FoodService, Inc., DSLT Holding Company, Food Carrier, Inc., Fort Bend Utilities Company, Great Lakes Sugar Company, Holly Finance Company, Holly Northwest Company, Holly Sugar Corporation, HSC Export Corp., ICUBE, Inc., King Packaging Company, Inc., Limestone Products Company, Menu Magic Foods, Inc., Michigan Sugar Company, Phoenix Packaging Corporation, Ragus Holdings, Inc., Savannah Foods & Industries, Inc., Savannah Foods Industrial, Inc., Savannah International Company, Savannah Investment Company, Savannah Molasses & Specialties Company, Savannah Packaging Company, Savannah Sugar Refining Corporation, Savannah Total Invert Company, Wholesome Sweeteners Group, Ltd., and Wholesome Sweeteners L.L.C. for reorganization of their financial affairs pursuant to chapter 11 of the Bankruptcy Code. ALL HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO READ WITH CARE THIS PLAN AND THE ACCOMPANYING DISCLOSURE STATEMENT IN EVALUATING HOW THIS PLAN WILL AFFECT THEIR CLAIMS AND/OR INTERESTS.

                                   ARTICLE 1

                     Definitions and Rules of Construction

  Unless the context requires otherwise, the following terms shall have the meanings below when used with the initial letter capitalized. Such meanings shall be equally applicable to both the singular and plural forms of such terms. Any term used in capitalized form that is not defined herein but that is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning ascribed to such term by the Bankruptcy Code or the Bankruptcy Rules (with the Bankruptcy Code controlling in the case of a conflict or ambiguity). The rules of construction set forth in section 102 of the Bankruptcy Code shall apply in construction of the Plan Documents.

  1.1 "Ad Hoc Bondholder Committee" means the Ad Hoc Committee of Bondholders formed prior to the Petition Date as described more fully in the Disclosure Statement.

  1.2 "Ad Hoc SERP/DC Committee" means the informal committee of eighty-six holders of Inactive Non-Qualified Benefits Claims who have appeared and participated in these cases through counsel James L. Paul of Chamberlain, Hrdlicka, White, Williams & Martin and Neil B. Glassman of The Bayard Firm.

  1.3 "Administrative Claim" means any claim for the payment of an Administrative Expense.

  1.4 "Administrative Claims Bar Date" means that date established pursuant to
Article 14.11 of the Plan, as may be extended from time to time by order of the Bankruptcy Court, as the deadline for filing Administrative Claims.

  1.5 "Administrative Expense" means (a) any cost or expense of administration under section 503(b) of the Bankruptcy Code including, but not limited to (1) any actual and necessary postpetition cost or expense of preserving the Estate or operating the business of the Debtors, including, without limitation, any Postpetition Beet Grower Obligations to the extent not previously paid by the Debtors, (2) any payment required to be made under the Plan to cure a default on an assumed executory contract or unexpired lease, (3) any prepetition obligation authorized by the Bankruptcy Court and agreed by the Debtors to be paid by the Debtors in the ordinary course, but not yet due and payable according to its terms, including Deemed Allowed Prepetition Beet Grower Claims (except to the extent such holder has agreed to other lesser treatment), (4) any postpetition cost, indebtedness, or contractual obligation duly and validly incurred or assumed by the Debtors in the ordinary course of business, and (5) compensation or reimbursement of expenses of professionals to the extent allowed by the Bankruptcy Court under sections 330(a) or 331 of the Bankruptcy Code, (b) any fee or charge assessed against an Estate under 28 U.S.C. (S) 1930, and (c) any Claim allowed pursuant to 11 U.S.C. (S) 503, including the Deemed Allowed Ad Hoc SERP/DC Committee Administrative Claim and the Deemed Allowed Ad Hoc Bondholder Committee Administrative Claim.

  1.6 "Affiliate" shall have the meaning ascribed to such term in section 101(2) of the Bankruptcy Code.

  1.7 "Agent" means Harris Trust & Savings Bank or its successor as administrative agent and/or collateral agent under the Senior Credit Agreement.

  1.8 "Allowed" means, with respect to any Claim (other than a Disputed Claim) or Interest, (a) any Claim or Interest, proof of which was timely filed with the Bankruptcy Court or its duly appointed claims agent, or, by order of the Bankruptcy Court, was not required to be filed, or (b) any Claim or Interest that has been, or hereafter is, listed in the Schedules as liquidated in amount and not disputed or contingent, and, in (a) and (b) above, as to which either (1) no objection to the allowance thereof has been filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court or (2) the Claim or Interest has been allowed by a Final Order (but only to the extent so allowed).

  1.9 "Allowed Amount" means the amount at which a Claim is Allowed.

  1.10 "Allowed Inactive Non-Qualified Benefits Claim" means the actuarial present value of the projected benefit obligations due under the agreements giving rise to an Inactive Non-Qualified Benefits Claim, calculated using a six percent (6%) discount rate, such claim to include such additional amount as may be Allowed by order of the Bankruptcy Court for pre-petition fees and costs permitted under applicable agreement, if any.

  1.11 "Amended Senior Credit Agreement" means the Amended and Restated Credit Agreement and related loan documents to be executed on the Effective Date among the Reorganized Debtors, Tranche A Term Lenders, Tranche B Term Lenders and Participating Lenders, whose substance shall conform in substantial part to the terms and conditions set forth in the Term Sheet attached as Annex 1 to the Plan.

  1.12 "Ballot" means the ballot distributed to holders of Claims or Interests entitled to vote on the Plan.

  1.13 "Bank Group" means the lenders and their successors and assigns under the Senior Credit Agreement.

  1.14 "Bank Group Claim" means the Deemed Allowed Bank Group Claim or any portion of such Claim attributable to loans, advances, and financial accommodations provided by a member of the Bank Group under the Senior Credit Agreement.

  1.15 "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C.
(S)(S) 101, et seq., as in effect on the Petition Date, together with all amendments and modifications thereto as subsequently made applicable to the Reorganization Cases.

  1.16 "Bankruptcy Court" means the United States District Court for the District of Delaware or any unit thereof assigned to the Reorganization Cases.

  1.17 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as in effect on the Petition Date, together with all amendments and modifications thereto which are subsequently made applicable to the Reorganization Cases.

  1.18 "Bar Date" means April 23, 2001, unless extended by the Bankruptcy
Court.

  1.19 "Biomass" means Biomass Corporation, a Delaware corporation.

  1.20 "Bondholder Claim" means the Allowed Unsecured Claim of a holder of Imperial Senior Subordinated Notes.

  1.21 "Business Day" means any day other than a Saturday, Sunday, or legal holiday (as such term is defined in Bankruptcy Rule 9006(a)).

  1.22 "Cash" means lawful currency of the United States of America and its equivalents.

  1.23 "Claim" shall have the meaning ascribed to such term in section 101(5) of the Bankruptcy Code.

  1.24 "Claims Agent" means J.A. Compton & Company, P.C., the Debtors' court-approved agent for receiving and processing proofs of claim and proofs of interest in the Reorganization Cases.

  1.25 "Class" means a category of Claims or Interests, as classified in
Article 3 of the Plan.

  1.26 "Class 5A/5B New Common Stock" means the 9,800,000 shares of New Common Stock (equivalent to 79.4% of the shares of Reorganized Imperial on a fully-diluted basis after exercise of Class 9 Warrants and Management Options) which are to be issued by Reorganized Imperial and distributed on a Pro Rata basis to the Holders of Allowed Unsecured Claims treated under Class 5A of the Plan and holders of Inactive Non-Qualified Benefits Claims treated under Class 5B of the Plan, other than those holders of Claims in Class 5A and Class 5B who make an election on their Ballots to receive other treatment in lieu of New Common Stock.

  1.27 "Class 9 New Common Stock" means the 200,000 shares of New Common Stock (equivalent to 1.6% of the shares of Reorganized Imperial on a fully-diluted basis after exercise of Class 9 Warrants and Management Options) which, subject to the terms of the Plan and requirements of the Bankruptcy Code, are to be issued by Reorganized Imperial and distributed on a Pro Rata basis to the holders of Class 9 Interests pursuant to the Plan.

  1.28 "Class 9 Warrants" means those Reorganized Imperial Warrants representing the right to purchase 1,111,111 shares of New Common Stock (equivalent to 9% of the shares of Reorganized Imperial on a fully-diluted basis after exercise of the Management Options) which, subject to the terms of the Plan and requirements of the Bankruptcy Code, are to be issued to holders of Class 9 Interests pursuant to the Plan.

  1.29 "Confirmation" or "Confirmation of the Plan" means the approval of the Plan by the Bankruptcy Court at the Confirmation Hearing.

  1.30 "Confirmation Date" means the date on which the Confirmation Order is entered on the docket of the Bankruptcy Court.

  1.31 "Confirmation Hearing" means the hearing(s) which will be held before the Bankruptcy Court in which the Debtors will seek Confirmation of the Plan.

  1.32 "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan.

  1.33 "Convenience Claim" means any Allowed Unsecured Claim, excluding Bondholder Claims and Inactive Non-Qualified Benefits Claims, otherwise entitled to treatment under Class 5A of the Plan, which is $5,000 or less when aggregated with the other Unsecured Claims of such holder, or, in the alternative, is reduced by election of such holder on such holder's Ballot, together with all other Unsecured Claims of such holder as of the Petition Date, to an aggregate Unsecured Claim of $5,000.

  1.34 "Corporate Documents" means the constituent documents of any Debtor or Reorganized Debtor, including, but not limited to, articles of incorporation, bylaws, or partnership agreements.

  1.35 "Creditors Committee" means the Official Committee of Unsecured Creditors appointed by the United States Trustee in the Reorganization Cases.

  1.36 "Crown Express" means Crown Express, Inc., a Texas corporation.

  1.37 "Debtors" means Imperial, Imperial Distributing, Imperial Holly, Imperial-Savannah, Imperial Sweetener, Biomass, Crown Express, Diamond Crystal, Diamond Crystal Brands, Diamond Crystal Brands, L.P., Diamond Crystal Holdings, Dixie, DSLT, FCI, Fort Bend, Great Lakes, Holly, Holly Finance, Holly Northwest, HSC, ICUBE, King, Limestone, Menu Magic, Michigan Sugar, Phoenix, Ragus, Savannah Foods, Savannah Industrial, Savannah International, Savannah Investment, Savannah Molasses, Savannah Packaging, Savannah Sugar, Savannah Total Invert, Wholesome Sweeteners, and Wholesome Sweeteners Group or any one or more of them.

  1.38 "Debtors-in-Possession" means Imperial, Imperial Distributing, Imperial Holly, Imperial-Savannah, Imperial Sweetener, Biomass, Crown Express, Diamond Crystal, Diamond Crystal Brands, Diamond Crystal Brands, L.P., Diamond Crystal Holdings, Dixie, DSLT, FCI, Fort Bend, Great Lakes, Holly, Holly Finance, Holly Northwest, HSC, ICUBE, King, Limestone, Menu Magic, Michigan Sugar, Phoenix, Ragus, Savannah Foods, Savannah Industrial, Savannah International, Savannah Investment, Savannah Molasses, Savannah Packaging, Savannah Sugar, Savannah Total Invert, Wholesome Sweeteners, and Wholesome Sweeteners Group or any one or more of them.

  1.39 "Deemed Allowed Ad Hoc Bondholder Committee Administrative Claim" means the Administrative Claim of the Ad Hoc Bondholder Committee under 11 U.S.C.
(S) 503(b)(3)(D) for reimbursement of reasonable attorneys fees and expenses incurred in connection with the substantial contribution provided by such committee during the Reorganization Cases, which shall be deemed allowed in the amount provided in the Confirmation Order and satisfied from retainer funds being held by Skadden, Arps, Slate, Meagher & Flom (Illinois).

  1.40 "Deemed Allowed Ad Hoc SERP/DC Committee Administrative Claim" means the Administrative Claim of the Ad Hoc SERP/DC Committee under 11 U.S.C.
(S) 503(b)(3)(D) for reimbursement of reasonable fees and expenses (including reasonable attorneys fees and expenses) incurred in connection with the substantial contribution provided by such committee in the negotiation of the treatment of Inactive Non-Qualified Benefits Claims under Class 5B of the Plan, which Administrative Claim shall be deemed allowed upon Confirmation of the Plan (i) in the amount of $195,985.47 (representing fees and expenses of $169,243.30 incurred by Chamberlain, Hrdlicka, White, Williams and Martin through April 15, 2001 and fees and expenses of $26,742.17 incurred by the Bayard Firm through February 28, 2001 and (ii) in such further amount as included in the Confirmation Order or otherwise Allowed for services prior to the Effective Date.

  1.41 "Deemed Allowed Bank Group Claim" shall mean the aggregate of Claims of Tranche A Term Lenders, Tranche B Term Lenders, and lenders under the Revolving Credit Facility which shall be deemed Allowed for purposes of the Plan in the total aggregate amount, as of the Petition Date, of $303 million and fully secured by valid, perfected and fully enforceable Liens in the collateral provided for under the Senior Credit Agreement.

  1.42 "Deemed Allowed Prepetition Beet Grower Claim" shall mean the prepetition contractual claim of a grower of sugar beets who has contracted with the Debtors or, in Michigan, with Michigan Beet Growers, Inc. to grow sugar beets for the year 2001 to the extent such Claim remains unpaid as of the Effective Date, which shall be deemed allowed as an Administrative Claim upon entry of the Confirmation Order without the need for amendments to proofs of claim or separate request or application for allowance.

  1.43 "Deferred Compensation Claim" means an Unsecured Claim arising under a Deferred Compensation Plan.

  1.44 "Deferred Compensation Plans" means the voluntary retirement benefit arrangements with selected employees and/or directors and former employees and/or directors of the Debtors pursuant to which such employees or directors deferred part of their compensation for services rendered until attainment of retirement age or actual retirement or separation from the company.

  1.45 "Diamond Crystal" means Diamond Crystal Specialty Foods, Inc., a Michigan corporation.

  1.46 "Diamond Crystal Brands" means Diamond Crystal Brands, Inc., a Delaware corporation.

  1.47 "Diamond Crystal Brands, L.P." means Diamond Crystal Brands, L.P., a Delaware limited partnership.

  1.48 "Diamond Crystal Holdings" means Diamond Crystal Holdings, Inc., a Delaware corporation.

  1.49 "DIP Agent" means Harris Trust & Savings Bank or its successor as administrative agent and/or collateral agent under the DIP Facility.

  1.50 "DIP Facility" means the debtor-in-possession financing facility between the Debtors and certain lenders approved by the Bankruptcy Court as part of the Reorganization Cases.

  1.51 "DIP Lender" means a lender under the DIP Facility.

  1.52 "Disallowed Claim" means a Claim which shall have been disallowed by Final Order.

  1.53 "Disallowed Interest" means an Interest which shall have been disallowed by Final Order.

  1.54 "Disbursing Agent" means Reorganized Imperial or, as the case may be, any Entity or Person designated by the Debtors to make distributions required under the Plan; provided, however, that the Indenture Trustee shall serve as Disbursing Agent for holders of Bondholder Claims.

  1.55 "Discharge Injunction" means the injunction described in Article 10.2 of the Plan.

  1.56 "Disclosure Statement" means the Amended and Restated Disclosure Statement in Support of Debtors' Second Amended and Restated Joint Plan of Reorganization dated June 5, 2001, including all exhibits, appendices, schedules, and annexes attached thereto, as submitted by the Debtors pursuant to section 1125 of the Bankruptcy Code and approved by the Bankruptcy Court, as such Disclosure Statement may be amended, supplemented, or modified from time to time.

  1.57 "Disputed Claim" means any Claim that has not been Allowed by a Final Order as to which (a) a Proof of Claim has been filed with the Bankruptcy Court or its duly appointed claims agent, or is deemed filed under applicable law or order of the Bankruptcy Court, and (b) an objection has been or may be timely filed or deemed filed under applicable law and any such objection has not been (1) withdrawn, (2) overruled or denied by a Final Order, or (3) granted by a Final Order. For purposes of the Plan, a Claim that has not been Allowed by a Final Order shall be considered a Disputed Claim, whether or not an objection has been or may be timely filed, if (A) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim scheduled in the Schedules, (B) the classification of the Claim specified in the Proof of Claim differs from the classification of any corresponding Claim scheduled in the Schedules, (C) any corresponding Claim has been scheduled in the Schedules as disputed, contingent or unliquidated, (D) no corresponding Claim has been scheduled in the Schedules, or (E) such Claim is reflected as unliquidated or contingent in the Proof of Claim filed in respect thereof.

  1.58 "Distribution Date" means, when used with respect to an Allowed Claim, the date which is as soon as reasonably practicable after the later of: (a) the Effective Date, (b) the date on which such Claim is due and owing in accordance with its terms, or (c) the first Business Day of the next calendar quarter after the date upon which the Claim becomes Allowed, unless the Claim becomes Allowed within fifteen (15) Business Days before the first Business Day of the next calendar quarter, in which case the Distribution Date shall be the first Business Day of the next succeeding calendar quarter; provided, however, that the Reorganized Debtors shall have the authority, in their sole discretion, to make earlier distributions if deemed appropriate by them.

  1.59 "Distribution Record Date" means the date specified in Bankruptcy Rule 3021 unless an alternative date is set by the Bankruptcy Court, upon appropriate notice, for determining the holders of Imperial Senior Subordinated Notes and Existing Common Stock entitled to receive distributions under the Plan.

  1.60 "District Court" means the United States District Court for the District of Delaware, or the unit thereof having jurisdiction over the matter in question.

  1.61 "Dixie" means Dixie Crystal FoodService, Inc., a Delaware corporation.

  1.62 "DSLT" means DSLT Holding Company, a Delaware corporation.

  1.63 "Effective Date" means, and shall occur on, the first Business Day immediately following the first day upon which all of the conditions to occurrence of the Effective Date contained in Article 7.2 of the Plan have been satisfied or waived.

  1.64 "Entity" means any corporation, general or limited liability partnership, joint venture, governmental agency or body, or unincorporated group or body.

  1.65 "Equity Committee" means the Official Committee of Equity Holders appointed by the United States Trustee in the Reorganization Cases, as reconstituted from time to time.

  1.66 "ERISA" means the Employee Retirement Insurance and Security Act of 1974, as amended.

  1.67 "Estates" means the estates created for the Debtors by section 541 of the Bankruptcy Code upon the commencement of the Reorganization Cases.

  1.68 "Existing Common Stock" means the issued and outstanding common stock of Imperial as of the Petition Date and all warrants, options or other rights to purchase or subscribe to equity securities of Imperial, including those rights to purchase preferred stock under the Rights Agreement dated as of September 14, 1989 between Imperial and The Bank of New York, as rights agent, as amended, to the extent such warrants, options or other rights were exercised prior to the Confirmation Date.

  1.69 "Exonerated Parties" means the Debtors, Reorganized Debtors, Creditors Committee, Indenture Trustee, Ad Hoc Bondholder Committee, Harris Trust & Savings Bank, the Bank Group (excluding Non-Participating Lenders), the Agent, the DIP Lenders, the DIP Agent, Disbursing Agent, and Ad Hoc SERP/DC Committee as well as each of their respective stockholders, directors, officers, agents, employees, members, attorneys, accountants, financial advisors, and representatives, or anyone or more of the foregoing.

  1.70 "FCI" means Food Carrier, Inc., a Georgia corporation.

  1.71 "Final Order" means (1) an order of the Bankruptcy Court as to which the time to appeal, petition for writ of certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for writ of certiorari, or other proceedings for reargument or rehearing shall then be pending or, (2) in the event that an appeal, writ of certiorari, reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court that shall have been affirmed by the highest court to which such order was appealed, or such writ of certiorari shall have been denied or from which reargument or rehearing was sought and the time to take any further appeal, to petition for writ of certiorari or to move for reargument or rehearing shall have expired; provided, however, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure may be filed with respect to such order.

  1.72 "Fort Bend" means Fort Bend Utilities Company, a Texas corporation.

  1.73 "Governmental Unit" means a governmental unit within the meaning of section 101(27) of the Bankruptcy Code.

  1.74 "Great Lakes" means Great Lakes Sugar Company, an Ohio corporation.

  1.75 "Guaranty Obligations" means guaranty obligations of the Debtors under the Senior Credit Agreement.

  1.76 "Holly" means Holly Sugar Corporation, a New York corporation.

  1.77 "Holly Finance" means Holly Finance Company, a Delaware corporation.

  1.78 "Holly Northwest" means Holly Northwest Company, a Nevada corporation.

  1.79 "HSC" means HSC Export Corp., a United States Virgin Islands corporation.

  1.80 "ICUBE" means ICUBE, Inc., a Delaware corporation.

  1.81 "IDB Claim" means a claim arising from an IDB Obligation.

  1.82 "IDB Indenture Trustee" means an indenture trustee for holders of IDB Obligations of the Debtors.

  1.83 "IDB Obligation" means an obligation of the Debtors arising from the issuance of industrial development bonds, including any guaranty obligations.

  1.84 "Imperial" means Imperial Sugar Company, a Texas corporation.

  1.85 "Imperial Distributing" means Imperial Distributing, Inc., a Delaware corporation.

  1.86 "Imperial Holly" means Imperial Holly Corporation, a Texas corporation.

  1.87 "Imperial Retirement Plan" means the tax qualified benefit plan in force on the Petition Date covering non-union employees of Imperial and certain subsidiaries, exclusive of non-union employees of Savannah and its subsidiaries.

  1.88 "Imperial-Savannah" means Imperial-Savannah, L.P., a Delaware limited partnership.

  1.89 "Imperial Senior Subordinated Notes" means the 9 3/4% Senior Subordinated Notes due 2007 issued pursuant to the trust indenture dated as of December 22, 1997 between Imperial and certain subsidiaries, on the one hand, and The Bank of New York, as Indenture Trustee, on the other hand, as amended by that Supplemental Indenture dated as of September 30, 1998 between Imperial, certain subsidiaries, and The Bank of New York as Indenture Trustee and that Resignation, Appointment and Acceptance Agreement, dated November 2, 2000, between Imperial, the Bank of New York, as resigning trustee, and the United States Trust Company of New York, as successor trustee.

  1.90 "Imperial Stock Plan" means the Imperial Sugar Company Stock Incentive Plan as amended and restated effective May 1, 1997.

  1.91 "Imperial Sweetener" means Imperial Sweetener Distributors, Inc., a Texas corporation.

  1.92 "Inactive Non-Qualified Benefits Claim" means a Deferred Compensation Claim or SERP Claim of a Person or, if applicable, the heir to such Person, whose employment by, or service as a director of, a Debtor terminated prior to the Confirmation Date.

  1.93 "Inactive Non-Qualified Benefits Convenience Claim" means an Inactive Non-Qualified Benefits Claim that aggregated with all other Inactive Non-Qualified Benefits Claims of such holder provides for payments of less than $3,000 per month or, if the aggregate of all Inactive Non-Qualified Benefits Claims of a holder provide for payments of more than $3,000 per month, all Inactive Non-Qualified Benefits Claims for which the holder of such Claims has irrevocably reduced to total payments of $3,000 per month by appropriate election on such holder's Ballot; provided, however, that no such election will be effective unless such election applies to all Inactive Non-Qualified Benefits Claims of such holder.

  1.94 "Inactive SERP/DC Note" means the note to be issued by Reorganized Imperial and Reorganized Savannah on the later of (a) the Effective Date, or
(b) as soon as practicable after such Claim is Allowed by the Bankruptcy Court, to holders of Inactive Non-Qualified Benefits Claims electing to receive Cash payments under Class 5B of the Plan and providing for payment of an amount equal to sixty percent (60%) of the Allowed Inactive Non-Qualified Benefits Claim of such holder, less payments received on the Distribution Date, through equal quarterly installments, without interest, commencing on the first Business Day that is six (6) months from the Effective Date and ending on the sixth (6th) anniversary of the Confirmation Date, or the first Business Day thereafter, provided, however, that in the event that (a) the Debtors file cases under chapter 7 of the Bankruptcy Code, or the Reorganization Cases are converted to cases under chapter 7 of the Bankruptcy Code, or (c) the Reorganized Debtors default on their obligations under the Plan to the holder of such Inactive SERP/DC Note and the holder of such note obtains a judgment in a court of competent jurisdiction to enforce its right to recover from the Reorganized Debtors, the amount of which the holder of such note shall be entitled to recover shall be the full amount of such holder's Allowed Inactive Non-Qualified Benefits Claim less a credit for payments received under the Plan, calculated as a credit of $1.6667 for each $1.00 paid under the Plan.

  1.95 "Indenture Trustee" means the United States Trust Company of New York in its capacity as indenture trustee for the holders of Imperial Senior Subordinated Notes.

  1.96 "Initial Management" means the officers and key management employees of the Reorganized Debtors as exists immediately upon occurrence of the Effective Date.

  1.97 "Injunction" means any of the injunctions granted under the terms of
Article 10 of the Plan and any injunction contained in the Confirmation Order.

  1.98 "Intercompany Claims" means claims by and between any of the Debtors or between a Debtor and a Non-Debtor Affiliate.

  1.99 "Interest" means a share of Existing Common Stock and any equity interest within the meaning of section 101(16) of the Bankruptcy Code representing the right to purchase or acquire a share of Existing Common Stock.

  1.100 "King" means King Packaging Company, Inc., a Delaware corporation.

  1.101 "Lien" means, with respect to any asset or property, any mortgage, lien, pledge, charge, security interest, encumbrance or other security device of any kind pertaining to or affecting such asset or property.

  1.102 "Limestone" means Limestone Products Company, Inc., a Delaware corporation.

  1.103 "Management Options" means options authorized to be granted by the compensation committee of the board of directors of Reorganized Imperial (or such other committee designated by the board of directors to administer the Reorganized Imperial Long-Term Incentive Plan), in its discretion, to management of the Reorganized Debtors pursuant to the Reorganized Imperial Long-Term Incentive Plan, conveying the right to purchase an aggregate of 1,234,568 shares of the New Common Stock of Reorganized Imperial (representing 10% of the shares of Reorganized Imperial on a fully-diluted basis assuming exercise of Class 9 Warrants).

  1.104 "Management Retention Plan" means the retention and incentive plan for executives and certain key employees established by the Debtors and approved by the Bankruptcy Court on February 23, 2001.

  1.105 "Menu Magic" means Menu Magic Foods, Inc., an Iowa corporation.

  1.106 "Michigan IDBs" means industrial development bonds relating to Michigan Sugar facilities in Sebewaing, Croswell, Carrollton, and Caro, Michigan.

  1.107 "Michigan IDB Documents" means the loan agreements, trust indentures, guaranties, and all other instruments executed in connection with the issuance of industrial development bonds related to Michigan Sugar.

  1.108 "Michigan Sugar" means Michigan Sugar Company, a Michigan corporation.

  1.109 "Necessary Vendor Claim" means any Unsecured Claim arising from or with respect to the sale and delivery of essential goods or the rendition of essential services to any of the Debtors prior to the Petition Date by a creditor (a) who is designated as a necessary vendor by the Debtors in an exercise of their business judgment and (b) who agrees in writing to continue to supply goods and render services to the Reorganized Debtors after the Effective Date on terms and conditions satisfactory to the Reorganized Debtors (excluding Deemed Allowed Prepetition Beet Grower Claims).

  1.110 "New Common Stock" means the new voting common stock to be issued by Reorganized Imperial pursuant to the Plan, including those shares which may be purchased through the exercise of a Reorganized Imperial Warrant or Management Option.

  1.111 "Non-Debtor Affiliate" means any wholly-owned subsidiary of any of the Debtors which is not itself the subject of a case under the Bankruptcy Code.

  1.112 "Non-Participating Lender Note" means the note to be issued to holders of Allowed Class 2D Secured Claims in the form attached as Annex 5 to the Plan providing for, among other terms, annual payments, interest at the rate of 12% per annum, maturity on the tenth (10th) anniversary of the Effective Date, amortization on a twenty (20) year schedule, and continuation of the existing liens and security interests of such Non-Participating Lender on a pari passu basis with the interests of Participating Lenders in the same collateral; provided, however, that so long as no default has occurred and continuing, no prepayments shall be made on such note from sales of collateral.

  1.113 "Non-Participating Lenders" means those lenders under the Revolving Credit Facility who have elected not to participate as lenders under the Amended Senior Credit Agreement and/or DIP Facility.

  1.114 "Non-Qualified Benefits Claim" means a Deferred Compensation Claim or SERP Claim.

  1.115 "Other Secured Claims" means Secured Claims other than IDB Claims (if applicable) and Bank Group Claims.

  1.116 "Participating Lenders" means those lenders under the Revolving Credit Facility who elect to participate as lenders under the Amended Senior Credit Agreement and/or DIP Facility.

  1.117 "Person" means any person, individual, partnership, corporation, limited liability company, joint venture company, association or other entity or being of whatever kind, whether or not operating or existing for profit, including, but not limited to, any "person" as such term is defined in section 101(41) of the Bankruptcy Code, but excluding any Governmental Unit as defined therein.

  1.118 "Petition Date" means January 16, 2001.

  1.119 "Phoenix" means Phoenix Packaging Corporation, a Delaware corporation.

  1.120 "PIK Obligation" means an obligation of a Debtor to a beet grower under a payment-in-kind price support program operated under the auspices of the USDA.

  1.121 "Plan" means this Second Amended and Restated Joint Plan of Reorganization, and any amendments thereto made in accordance with the Bankruptcy Code.

  1.122 "Plan Documents" means the Plan, the Disclosure Statement, the Amended Senior Credit Agreement, the Warrant Agreement, the Reorganized Imperial Long-Term Incentive Plan, the Non-Participating Lender Note, and all documents, attachments and exhibits thereto, and other documents that aid in effectuating the Plan.

  1.123 "Postpetition Beet Grower Obligation" means those obligations under contracts entered into on or after the Petition Date between one or more of the Debtors and a grower of sugar beets pursuant to which such grower is to deliver or supply sugar beets to the Debtors, provided, however, that such term does not include contractual obligations between the Michigan Beet Growers Inc. and a beet grower.

  1.124 "Priority Claim" means any Claim (other than an Administrative Claim or a Priority Tax Claim) to the extent such Claim is entitled to a priority in payment under section 507(a) of the Bankruptcy Code.

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

  1.125 "Priority Tax Claim" means any Claim to the extent that such Claim is entitled to a priority in payment under section 507(a)(8) of the Bankruptcy Code.

  1.126 "Proof of Claim" means any proof of claim filed with the Bankruptcy Court or its duly appointed claims agent with respect to a Debtor pursuant to Bankruptcy Rules 3001 or 3002.

  1.127 "Pro Rata" means with respect to Claims, the proportion that the amount of an Allowed Claim in a particular Class bears to the aggregate amount of all Claims in such class, exclusive of Disallowed Claims, but including Disputed Claims and, with respect to Interests, the proportion that the number of shares of Existing Common Stock of a holder of Existing Common Stock bears to the aggregate amount of Existing Common Stock.

  1.128 "Ragus" means Ragus Holdings, Inc., a Delaware corporation.

  1.129 "Receivables Purchase Agreement" means that Receivables Purchase Agreement dated as of June 10, 1999 as amended, restated, supplemented or otherwise modified from time to time among Imperial, Imperial Securitization Corporation, Imperial Distributing, Fairway Finance Corporation, and Nesbitt Burns Securities, Inc.

  1.130 "Rejected Executory Contracts" means (a) any and all executory contracts and unexpired leases which are listed on the "Schedule of Rejected Executory Contracts" attached as Exhibit D to the Disclosure Statement, all of which contracts and leases shall be rejected on the Effective Date, (b) any and all such contracts and leases rejected by order of the Bankruptcy Court prior to the Effective Date, (c) any and all such contracts and leases which are the subject of any motion to reject pending on the Confirmation Date that is ultimately granted by Final Order, and (d) any executory contract giving rise to a right to purchase, sell, or subscribe to Interests in the Debtors.

  1.131 "Reorganization Cases" means the cases of the Debtors under chapter 11 of the Bankruptcy Code.

  1.132 "Reorganized Debtors" means any one or more of the Debtors on and after the Effective Date.

  1.133 "Reorganized Imperial" means Imperial on and after the Effective Date.

  1.134 "Reorganized Imperial Long-Term Incentive Plan" means the Imperial Sugar Company Long-Term Incentive Plan attached as Annex 2 to the Plan.

  1.135 "Reorganized Imperial Warrant" means the freely transferable right to purchase one share of New Common Stock exercisable during the period commencing on the Effective Date and continuing through the seventh (7th) anniversary of the Effective Date at a price as set forth in Article 8.2 of the Plan.

  1.136 "Retained Avoidance Action" means a cause of action of any Debtor under sections 544, 545, 547, 548, 549, and/or 550 of the Bankruptcy Code identified on Exhibit F to the Disclosure Statement or on any supplemental list filed with the Bankruptcy Court prior to the date of the Confirmation Hearing or asserted in a pleading filed prior to the date of the Confirmation Hearing.

  1.137 "Retiree Insurance Benefit Claim" means a Claim arising from or related to "retiree benefits" as defined in section 1114(a) of the Bankruptcy Code.

  1.138 "Revolving Credit Facility" means the revolving credit facility existing as of the Petition Date under the Senior Credit Agreement.

  1.139 "Savannah Foods" means Savannah Foods & Industries, Inc., a Delaware corporation.

  1.140 "Savannah Industrial" means Savannah Foods Industrial, Inc., a Delaware corporation.

  1.141 "Savannah International" means Savannah International Company, a Delaware corporation.

  1.142 "Savannah Investment" means Savannah Investment Company, a Delaware corporation.

  1.143 "Savannah Molasses" means Savannah Molasses & Specialties Company, a Delaware corporation.

  1.144 "Savannah Packaging" means Savannah Packaging Company, a Delaware corporation.

  1.145 "Savannah Retirement Plan" means the tax-qualified benefit plan in force on the Petition Date covering full-time non-union employees of Savannah Foods and its subsidiaries.

  1.146 "Savannah Sugar" means Savannah Sugar Refining Corporation, a Delaware corporation.

  1.147 "Savannah Total Invert" means Savannah Total Invert Company, a Delaware corporation.

  1.148 "Schedules" means the Schedules, Statements and Lists filed by the Debtors with the Bankruptcy Court pursuant to Bankruptcy Rule 1007, if such documents are filed, as they have been and may be amended or supplemented from time to time.

  1.149 "SEC" means the United States Securities and Exchange Commission.

  1.150 "SERP Claim" means an Unsecured Claim arising under a non-tax qualified supplemental executive retirement plan between the Debtors and selected employees or former employees and/or selected directors or former directors providing for benefits upon attainment of retirement age or actual retirement age or separation from the company.

  1.151 "Secured Claim" means any Claim that is (a) secured in whole or part, as of the Petition Date, by a Lien which is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, or (b) subject to setoff under section 553 of the Bankruptcy Code, but, with respect to both (a) and (b) above, only to the extent of the value, net of any senior Lien, of the Estates' interests in the assets or property securing any such Claim or the amount subject to setoff, as the case may be.

  1.152 "Senior Credit Agreement" means the Amended and Restated Credit Agreement dated as of December 22, 1997 among Imperial (formerly known as Imperial Holly Corporation), as Borrower, several lenders, Lehman Brothers, Inc., as Arrangers, Lehman Brothers Commercial Paper, Inc., as Syndication Agent, and Harris Trust & Savings Bank, as Administrative and Collateral Agent, as amended from time to time.

  1.153 "Tax-Qualified Plan" means a tax-qualified plan under ERISA, including the Imperial Retirement Plan and Savannah Retirement Plan, providing retirement, medical, or other employment-related benefits to current or former employees of the Debtors.

  1.154 "Term Sheet" shall mean that term sheet attached as Annex 1 to the Plan for restructuring obligations under the Senior Credit Agreement.

  1.155 "Tranche A Term Lenders" means lenders providing Tranche A Term Loans under the Senior Credit Agreement.

  1.156 "Tranche A Term Loans" means the term loans existing on the Petition Date made under Tranche A of the Senior Credit Agreement.

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

  1.157 "Tranche B Term Lenders" means lenders providing Tranche B Term Loans under the Senior Credit Agreement.

  1.158 "Tranche B Term Loans" means the term loans existing on the Petition Date made under Tranche B of the Senior Credit Agreement.

  1.159 "United States Trustee" means the United States Trustee for the District of Delaware.

  1.160 "Unsecured Claim" means any Claim (regardless of whether such Claim is covered by insurance) that is neither secured nor entitled to priority under the Bankruptcy Code or by a Final Order of the Bankruptcy Court, including, but not limited to: (a) any claim arising from the rejection of an executory contract or unexpired lease under section 365 of the Bankruptcy Code, (b) any portion of a Claim to the extent the value of the holder's interest in the applicable Estate's interest in the property securing such Claim is less than the amount of the Claim, or to the extent that the amount of the Claim subject to setoff is less than the amount of the Claim, as determined pursuant to section 506(a) of the Bankruptcy Code, and (c) any Inactive Non-Qualified Benefits Claim.

  1.161 "Waived Arrearage Amount" means the amount in excess of $3,000 per month for each month prior to the Effective Date that a Debtor was in arrears to the holder of an Inactive Non-Qualified Benefits Claim who, though not otherwise entitled to be treated under Class 7B of the Plan, elects on such holder's Ballot to be treated under Class 7B.

  1.162 "Warrant Agreement" means the Warrant Agreement, substantially in the form attached as Annex 6 to the Plan, to be executed on the Effective Date.

  1.163 "Wholesome Sweeteners" means Wholesome Sweeteners L.L.C., a Florida limited liability corporation.

  1.164 "Wholesome Sweeteners Group" means Wholesome Sweeteners Group, Ltd., a Florida corporation.

                                   ARTICLE 2

                          Treatment of Administrative
                        Claims and Priority Tax Claims

  2.1 Administrative Claims.

  (1) Each holder of an Allowed Administrative Claim (except any holder that agrees to different treatment) shall receive the Allowed Amount of its Administrative Claim, in Cash, in full satisfaction, settlement, release, extinguishment, and discharge of such Claim, on the Effective Date; provided, however, that Allowed Administrative Claims representing (1) postpetition liabilities incurred in the ordinary course of business by any of the Debtors,
(2) postpetition contractual liabilities arising under loans or advances to any of the Debtors, whether or not incurred in the ordinary course of business, and (3) prepetition obligations authorized by the Bankruptcy Court and agreed by the Debtors to be paid in the ordinary course of the Debtors' business but which have not yet become due and payable, including Deemed Allowed Prepetition Beet Grower Claims (unless the holder agrees to other lesser treatment) shall be paid by the Reorganized Debtors in accordance with the terms and conditions of the agreements establishing or giving rise to such liabilities.

  (2) To the extent not previously satisfied in accordance with their contractual terms prior to the Effective Date, all Postpetition Beet Grower Obligations shall become binding and fully enforceable obligations of the Reorganized Debtors and paid in full in accordance with their terms as such obligations become due. Nothing in this Plan shall limit, restrict, or otherwise adversely affect any right or remedy available to the obligee on a Postpetition Beet Grower Obligation either by contract or under applicable non-bankruptcy law.

  2.2 Priority Tax Claims. Each Allowed Priority Tax Claim shall be paid (i) in deferred cash payments commencing on the tenth (10th) Business Day after the later of the Effective Date and the date such Claim is Allowed, or as soon thereafter as is practicable, with final payment being made on the sixth (6th) anniversary of the date of assessment of such Claim, with simple interest from the Effective Date at the rate in effect under 26 U.S.C. (S) 6621(b)(3) on the Confirmation Date; provided that any such Claim may be prepaid without penalty or premium at any time in whole or from time to time in part at the option of the Debtors or the Reorganized Debtors, as the case may be, with simple interest from the later of the Effective Date or the date on which the Claim is allowed at the rate in effect under 26 U.S.C. (S) 6621(b)(3) on the Confirmation Date, or (ii) as the holder of such Allowed Priority Tax Claim and the Debtors or the Reorganized Debtors, as the case may be, otherwise may agree.

                                   ARTICLE 3

                    Classification of Claims and Interests

  3.1 Generally. Claims and Interests against the Debtors shall be treated in accordance with the classification scheme set forth in this Article 3. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of the Class and shall be classified in a different Class to the extent the Claim or Interest qualifies within the description of that different Class.

  3.2 Unclassified Claims. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are excluded from the following Classes and shall be paid in accordance with the provisions set forth in Article 2 of the Plan.

  3.3 Classes. The following constitute the Classes of Claims against and Interests in the Debtors:

    (1) Class 1--Allowed Priority Claims. Class 1 consists of all Allowed Priority Claims against the Debtors.

    (2) Class 2A--Allowed Secured Claims of Tranche A Term Lenders. Class 2A consists of all Allowed Secured Claims of Tranche A Term Lenders, including Guaranty Obligations.

    (3) Class 2B--Allowed Secured Claims of Tranche B Term Lenders. Class 2B consists of all Allowed Secured Claims of Tranche B Term Lenders, including Guaranty Obligations.

    (4) Class 2C--Allowed Secured Claims of Participating Lenders Under Revolving Credit Facility. Class 2C consists of all Allowed Secured Claims of Participating Lenders under the Revolving Credit Facility, including Guaranty Obligations.

    (5) Class 2D--Allowed Secured Claims of Non-Participating Lenders Under Revolving Credit Facility. Class 2D consists of all Allowed Secured Claims of Non-Participating Lenders under the Revolving Credit Facility, including Guaranty Obligations.

    (6) Class 3--Allowed Other Secured Claims. Class 3 consists of all Allowed Other Secured Claims, each of which will be within a separate subclass and which shall be deemed a separate Class for all purposes.

    (7) Class 4--Allowed IDB Claims. Class 4 consists of all Allowed IDB Claims against the Debtors existing on the Petition Date.

    (8) Class 5A--Allowed Unsecured Claims. Class 5A consists of all Allowed Unsecured Claims against any of the Debtors' Estates, except for Unsecured Claims treated in any other Class.

    (9) Class 5B--Inactive Non-Qualified Benefits Claims. Class 5B consists of all Inactive Non-Qualified Benefits Claims other than Inactive Non-Qualified Benefits Convenience Claims treated under Class 7B of the Plan.

    (10) Class 6A--Allowed Necessary Vendor Claims. Class 6A consists of Allowed Necessary Vendor Claims against any of the Debtors' Estates.

    (11) Class 6B-- Allowed Retiree Insurance Benefits Claims. Class 6B consists of all Allowed Retiree Insurance Benefits Claims against one or more of the Debtors' Estates.

    (12) Class 7A--Allowed Convenience Claims. Class 7A consists of all Allowed Convenience Claims.

    (13) Class 7B--Allowed Inactive Non-Qualified Benefits Convenience Claims. Class 7B consists of all Allowed Inactive Non-Qualified Benefits Convenience Claims.

    (14) Class 8--Allowed Intercompany Claims. Class 8 consists of all Allowed Intercompany Claims.

    (15) Class 9--Interests in Imperial. Class 9 consists of all Interests in Imperial.

                                   ARTICLE 4

                       Treatment of Claims and Interests

  Claims and Interests shall be treated in the manner set forth in this
Article 4.

  4.1 Treatment of Unclassified Claims. Each holder of an Allowed
Administrative Claim or an Allowed Priority Tax Claim shall receive the treatment set forth in Article 2 of the Plan.

  4.2 Treatment of Classes of Claims and Interests.

  (1) Class 1--Priority Claims. On the Distribution Date, each holder of an Allowed Priority Claim against the Debtors shall receive either (a) the Allowed Amount of its Priority Claim, in Cash or (b) such other, lesser treatment as may be agreed to in writing between such holder and the Debtors or Reorganized Debtors. This Class is unimpaired.

  (2) Class 2A--Claims of Tranche A Term Lenders. Allowed Secured Claims of Tranche A Term Lenders will be satisfied pursuant to the terms of the Amended Senior Credit Agreement. This Class is impaired.

  (3) Class 2B--Claims of Tranche B Term Lenders. Allowed Secured Claims of Tranche B Term Lenders will be satisfied pursuant to the terms of the Amended Senior Credit Agreement. This Class is impaired.

  (4) Class 2C--Claims of Participating Lenders under the Revolving Credit Facility. Allowed Secured Claims of lenders under the Revolving Credit Facility who elect to be Participating Lenders will be satisfied through payments pursuant to the terms of an Amended Senior Credit Agreement. This Class is impaired.

  (5) Class 2D--Claims of Non-Participating Lenders under the Revolving Credit Facility. Allowed Secured Claims of lenders under the Revolving Credit Facility who elect to be Non-Participating Lenders will be satisfied through the Non-Participating Lender Note to be issued on the Effective Date to such Non-Participating Lender. This Class is impaired.

  (6) Class 3--Other Secured Claims. Each holder of an Allowed Other Secured Claim against a Debtor shall retain, unaltered, the legal, equitable, and contractual rights (including, but not limited to, any Liens that secure such Allowed Secured Claim) to which such Allowed Secured Claim entitles such holder and shall be paid or satisfied by the applicable Debtor in accordance with applicable law or agreement. Any defaults on a secured obligation to a Governmental Unit shall be cured on the Effective Date or as soon thereafter as practicable. This Class is unimpaired.

  (7) Class 4--IDB Claims. Each holder of an Allowed IDB Claim against a Debtor shall retain, unaltered, the legal, equitable, and contractual rights (including, but not limited to, any Liens that secure such Allowed IDB Claim) to which the documents giving rise to such Allowed IDB Claim entitles such holder. All uncured and continuing defaults by the Debtors on a IDB Claim, if any, shall be cured on the Effective Date, including any defaults in payments of interest, premium, principal, fees and expenses (including fees and expenses under applicable documents). Notwithstanding anything in this Plan to the contrary (including, but not limited to, the injunctions, discharges, and releases provided in Article 10), any guaranty issued by one Debtor of another Debtor's obligations in respect to an IDB Obligation shall remain in full force and effect in accordance with its original terms following Confirmation and the occurrence of the Effective Date, and the rights granted under applicable documents to the holder of an Allowed IDB Claim against such guarantor pursuant to such guaranty shall not be abrogated or impaired in any way by the provisions of this Plan or the Confirmation of the Plan. In addition, with respect to industrial development bonds giving rise to Michigan IDB Claims, the terms and conditions of the Michigan IDB Documents shall continue to govern any assumption and/or assignment of the Michigan IDBs in connection with an assignment, sale or lease of Michigan Sugar or one of its facilities and such assumption and/or assignment shall be permitted only to the extent provided under the Michigan IDB Documents, and following any assignment, sale or lease of Michigan Sugar or any of its facilities, Imperial shall remain obligated under the guaranties it previously granted of Michigan Sugar's obligations in respect to the Michigan IDBs in accordance with the terms of such guaranties. This Class is unimpaired.

  (8) Class 5A--General Unsecured Claims.

  (a) Except to the extent that a holder of an Allowed Class 5A Unsecured Claim has agreed to receive other lesser treatment, including the treatment in subsection (b) below, such holder shall receive a Pro Rata portion of Class 5A/5B New Common Stock in full satisfaction of such Class 5A Unsecured Claim; provided, however, that Reorganized Imperial will not issue or distribute any fractional shares of New Common Stock and in lieu of such fractional share shall round the number of fractional shares to which the holder of an Allowed Claim treated under Class 5A or Class 5B of the Plan otherwise would be entitled to the nearest whole number and, after rounding, include in the distribution to such holder from the pool of Class 5A/5B New Common Stock such number of additional shares of New Common Stock, if any.

  (b) Notwithstanding the treatment afforded in subsection (a), a holder of a Claim treated under Class 5A of the Plan, other than a Bondholder Claim, may elect to receive a distribution of Cash on the Distribution Date equal to ten percent (10%) of the Allowed amount of such Claim in lieu of other distributions under the Plan by checking the appropriate box on such holder's Ballot.

  This Class is impaired.

  (9) Class 5B--Inactive Non-Qualified Benefits Claims.

  (a) Except to the extent treated under Class 7B, each Inactive Non-Qualified Benefits Claim shall be treated under Class 5B of the Plan and satisfied in full through a Pro Rata distribution of Class 5A/5B New Common Stock on the Distribution Date, such distribution to be made on a Pro Rata basis with distributions to holders of Claims treated under Class 5A of the Plan; provided, however, that Reorganized Imperial will not issue or distribute any fractional shares of New Common Stock and in lieu of such fractional share shall round the number of fractional shares to which the holder of an Allowed Claim under Class 5A or Class 5B of the Plan otherwise would be entitled to the nearest whole number and, after rounding, include in the distribution to such holder from the pool of Class 5A/5B New Common Stock such number of additional shares of New Common Stock, if any.

  (b) Notwithstanding the foregoing, the holder of an Inactive Non-Qualified Benefits Claim may make an election on such holder's Ballot to receive, in lieu of the treatment provided in Article 4.2(9)(a), (i) an Inactive SERP/DC Note and (ii) a Cash distribution on the Distribution Date equal to ten percent (10%) of the amount of the Allowed Inactive Non-Qualified Benefits Claim of such holder; provided that the aggregate of distributions of Cash under subpart (ii) of this provision to holders electing such treatment shall be limited to a total of $3,000,000, with such $3,000,000 to be distributed on a Pro Rata basis if the aggregate of such distributions is greater than $3,000,000. This Class is impaired.

  (10) Class 6A--Necessary Vendor Claims. To the extent any Allowed Class 6A Necessary Vendor Claim has not been paid or satisfied by performance in full prior to the Effective Date, Reorganized Imperial shall pay such Claim in full in Cash, on the Distribution Date if such Claim is matured, or, if such Claim is not matured, in accordance with the contractual terms or arrangements between the holder of such Claim and the contracting Debtor(s) or, alternatively, at the election of the Debtors, on such other terms as permit such Claim to be unimpaired within the meaning of section 1124 of the Bankruptcy Code. Allowed Class 6A Necessary Vendor Claims which become Allowed after the Effective Date shall be paid within fifteen (15) days after entry of a Final Order allowing such Claim. This Class is unimpaired.

  (11) Class 6B--Retiree Insurance Benefit Claims. Each Allowed Retiree Insurance Benefit Claim shall be unimpaired and each holder shall be paid in accordance with the provisions of section 1114(e) of the Bankruptcy Code. All uncured and continuing defaults by the Debtors in the payment of such Claims, either before or after commencement of the Reorganization Cases, shall be cured on the Distribution Date. This Class is unimpaired.

  (12) Class 7A--Convenience Claims. Each holder of an Allowed Convenience Claim against any of the Debtors shall receive Cash on the Distribution Date equal to the amount of such Allowed Convenience Claim. Allowed Convenience Claims which become Allowed after the Effective Date shall be paid within fifteen (15) days after entry of a Final Order allowing such Claim. Election by the holder of an Allowed Unsecured Claim otherwise treated under Class 5A of the Plan to reduce the Claim of such holder to $5,000 and to receive distribution as a Class 7A Convenience Claim shall constitute acceptance of the Plan and a waiver of the right to recover any amount in excess of $5,000 against any Person who otherwise might be liable for such sum. This Class is unimpaired.

  (13) Class 7B--Inactive Non-Qualified Benefits Convenience Claims. Notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of any Allowed Inactive Non-Qualified Benefits Convenience Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, each Allowed Inactive Non-Qualified Benefits Convenience Claim shall be unimpaired, and the legal, equitable, and contractual rights to which the holder thereof is entitled shall be left unimpaired by this Plan within the meaning of section 1124 of the Bankruptcy Code; provided that the holder of an Allowed Inactive Non-Qualified Benefits Convenience Claim may elect voluntarily to have its Claim treated in the same manner, and subject to the same conditions and limitations, as provided for in
Article 4.2(9)(a) or (b) of the Plan by delivering a written election to the Debtors within fifteen (15) days of entry of the Confirmation Order. Any defaults by the Debtors in the payment of such Claims, either before or after the commencement of the Reorganization Cases, other than a default of the kind specified in section 365(b)(2) of the Bankruptcy Code, shall be cured on the Effective Date, except that the Reorganized Debtors shall have no obligation to pay the holder of an Inactive Non-Qualified Benefits Claim any Waived Arrearage Amount. All such sums shall be deemed waived by the holder of such Claim in its election to receive Inactive Non-Qualified Benefits Convenience Claim treatment. Treatment of Claims in Class 7B shall not be affected by the rejection of the Plan by any other Class under the Plan. This Class is unimpaired.

  (14) Class 8--Intercompany Claims. Intercompany Claims shall be paid or otherwise treated by the Reorganized Debtors in accordance with the ordinary business practices of the Debtors prior to the Petition Date. This Class is unimpaired.

  (15) Class 9--Interests in Imperial. In the event that holders of Interests in Imperial, and holders of Allowed Class 5A and Class 5B Unsecured Claims, vote as Classes to accept the Plan, each such holder of Interests shall receive for each share of Existing Common Stock owned by such holder on the Distribution Record Date distribution from the Disbursing Agent on the Distribution Date of a Pro Rata share of Class 9 New Common Stock and Class 9 Warrants; provided, however, that Reorganized Imperial will not issue any fractional shares of Class 9 New Common Stock or fractional Class 9 Warrants to holders of Existing Common Stock and (a) in lieu of such fractional shares shall round the number of fractional shares to which the holder of an Allowed Class 9 Interest otherwise would be entitled to the nearest whole number and, after such rounding, include in the distribution to such holder from the pool of Class 9 New Common Stock such number of additional shares of New Common Stock, if any, and (b) in lieu of fractional warrants shall sell, or direct such Person who may be appointed from time to time to act as exchange agent to sell, the aggregate of such fractional Reorganized Imperial Warrants and sell the resulting whole Reorganized Imperial Warrants on account of such Persons otherwise entitled to receive fractional Reorganized Imperial Warrants under the Plan. Such Persons thereafter will be entitled to receive their allocable portion of the net proceeds of the sales. All sales will be effectuated through open market transactions on the national securities exchange on which the Reorganized Imperial Warrants are listed. Reorganized Imperial Warrants shall be distributed to the holders of the Existing Common Stock as they appear in the records of the transfer agent as of the Distribution Record Date. Notwithstanding the foregoing, in the event that either Class 5A or Class 5B reject the Plan, the Debtors reserve the right to seek to confirm the Plan under Section 1129(b) by amending the Plan to eliminate any distributions to Class 9.

                                   ARTICLE 5

             Treatment of Executory Contracts and Unexpired Leases

  5.1 Assumption and Rejection of Unexpired Leases and Executory Contracts. On and effective as of the Effective Date, all executory contracts and unexpired leases listed on the Schedules filed by the Debtors (including any amendments, revisions, or modifications thereto), excluding Rejected Executory Contracts, will be assumed, subject to the condition imposed under Article 5.2(2) with respect to certain executory Deferred Compensation Plans and supplemental executive retirement plans. Executory contracts and leases entered into after the Petition Date will be performed by the Debtors and Reorganized Debtors in the ordinary course of business.

  5.2 Continuation of Employee Compensation and Benefit Programs.

  (1) Tax-Qualified Plans. All Tax-Qualified Plans of the Debtors, including the Imperial Retirement Plan and Savannah Retirement Plan, shall continue in full force and effect on the Effective Date as obligations of the Reorganized Debtors, except as such plans may be modified, amended, or terminated in accordance with their terms or applicable policies, procedures or law.

  (2) Deferred Compensation and SERP Obligations. On the Effective Date, the Debtors shall be deemed to have assumed the Deferred Compensation Plans and supplemental executive retirement plans giving rise to Deferred Compensation Claims or SERP Claims by persons who were officers or who were employed by the Debtors as of the Confirmation Date; provided that this provision shall apply only if the holder of such Claim agrees in writing that all payments to the holders of such Claim of retention bonuses under the Management Retention Plan shall constitute and be applied as a credit against sums owing in the future under such Deferred Compensation Plan or supplemental executive retirement plan, as the case may be. All such Deferred Compensation Plans and supplemental executive retirement plans of persons not willing to agree in writing to the terms set forth in the preceding sentence shall be deemed rejected as of the Effective Date.

  5.3 Rejection Damages Claims. Any Claims arising out of the rejection of an executory contract or unexpired lease must be filed with the Claims Agent no later than the earlier of (a) thirty (30) days after the entry of the Confirmation Order, or (b) thirty (30) days after the date of any Final Order approving a Debtor's rejection of such contract or lease. Any Claim not so filed shall be forever barred and may not be asserted against any of the Debtors, the Reorganized Debtors, or their properties or their Estates. Each Claim resulting from such rejection shall constitute a Class 3 Other Secured Claim if it is a Secured Claim or, otherwise, a Class 5A Unsecured Claim or Class 7A Convenience Claim, as the case may be.

  5.4 Assumption Claims. All cure and compensation payments which may be required by section 365(b)(1) and (2) of the Bankruptcy Code under any executory contracts and unexpired leases which are assumed shall constitute Administrative Claims and treated under section 2.1 of the Plan; provided, however, in the event of a dispute regarding the amount of any such payments, the cure of any other defaults, the ability of the Reorganized Debtors to provide adequate assurance of future performance or any other matter pertaining to assumption, the Reorganized Debtors shall make such payments and cure such other defaults and provide adequate assurance of future performance only following the entry of a Final Order resolving such dispute. The Debtors may provide prior notice in writing to a party to an executory contract or unexpired lease to be assumed hereunder setting forth the amount of any cure or compensation payments it intends to pay and any adequate assurance of future performance it intends to provide. If a party to such executory contract or unexpired lease has not filed an appropriate pleading with the Bankruptcy Court on or before the tenth
(10th) day after mailing of such notice disputing the terms for assumption set forth in the Debtors' notice and requesting a hearing thereon, then such party shall be deemed to have accepted such terms for assumption and waived its right to dispute such matters.

                                   ARTICLE 6

                      Acceptance or Rejection of the Plan

  6.1 Each Impaired Class Entitled to Vote Separately. The holders of Claims or Interests in one or more impaired Class of Claims or Interests shall be entitled to vote separately to accept or reject the Plan.

  6.2 Acceptance By Impaired Classes of Claims. Pursuant to section 1126(c) of the Bankruptcy Code, an impaired Class of Claims shall have accepted the Plan if (a) the holders of at least two-thirds in dollar amount of the Allowed Claims actually voting in such Class (other than Claims held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have voted to accept the Plan and (b) more than one-half in number of such Allowed Claims actually voting in such Class (other than Claims held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have voted to accept the Plan.

  6.3 Acceptance By Impaired Class of Interests. Pursuant to section 1126(d) of the Bankruptcy Code, an impaired Class of Interests shall have accepted the Plan if the holders of at least two-thirds in dollar amount of the Allowed Interests actually voting in such Class (other than Interests held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have voted to accept the Plan.

  6.4 Presumed Acceptance of Plan. Classes 1, 3, 4, 6A, 6B, 7A, 7B, and 8 are not impaired. Under section 1126(f) of the Bankruptcy Code, the holders of Claims in such Classes are conclusively presumed to have voted to accept the Plan.

                                   ARTICLE 7

        Conditions to Confirmation and Effectiveness; Required Notices

  7.1 Conditions to Confirmation. Confirmation of the Plan shall not occur unless each of the following conditions has been satisfied or waived, in writing, by the Debtors with the consent of the Creditors Committee:

    (1) Confirmation Date. The Confirmation Date shall be not later than August 31, 2001.

    (2) Confirmation Order. The Bankruptcy Court shall have made such findings and determinations regarding the Plan as shall enable the entry of the Confirmation Order, and any other order entered in conjunction therewith, in form and substance acceptable to the Debtors.

    (3) Ability to Perform Postpetition Beet Grower Obligations. The Debtors shall have performed all matured and currently outstanding Postpetition Beet Grower Obligations and demonstrated financial wherewithal to perform all Postpetition Beet Grower Obligations which mature and become due after the Effective Date, except as those obligations may be altered by agreement with a beet grower.

  7.2 Conditions to Effectiveness. Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan shall not occur unless and until each of the following conditions has been satisfied or, if applicable, waived, in writing, by the Debtors with the consent of the Creditors Committee.

    (1) Confirmation Order. The Confirmation Order shall have become a Final Order; provided, however, that the Effective Date may occur at a point in time when the Confirmation Order is not a Final Order at the option of the Debtors, with the consent of the Creditors Committee, unless the effectiveness of the Confirmation Order has been stayed or vacated, in which case the Effective Date shall be the first Business Day immediately following the expiration or other termination of any stay of effectiveness of the Confirmation Order.

    (2) Plan Documents. The Amended and Restated Articles of Incorporation of Reorganized Imperial, the Amended Senior Credit Agreement and the documents required pursuant thereto, the Warrant Agreement, the Reorganized Imperial Long-Term Incentive Plan, and any other Plan Documents necessary or appropriate to implement the Plan, shall have been executed, delivered and, where applicable, filed with the appropriate governmental authorities.

    (3) United States Trustee's Fees. The fees of the United States Trustee then owing by the Debtors shall have been paid in full.

    (4) Satisfaction of Initial Funding Conditions. The initial funding conditions in Section V of the Term Sheet shall have been satisfied or waived by Participating Lenders.

    (5) Replacement Financing. The Debtors shall have entered into a credit facility or receivables purchase agreement satisfactory to replace the existing Receivables Purchase Agreement and provide for the working capital needs of the Reorganized Debtors in conjunction with exit financing under the Amended Senior Credit Agreement.

  7.3 Notice to Bankruptcy Court. Promptly after the Effective Date, the Reorganized Debtors shall file with the clerk of the Bankruptcy Court a notice that the Plan has become effective; provided, however, that failure to file such notice shall not affect the effectiveness of the Plan or the rights and substantive obligations of any entity hereunder.

                                   ARTICLE 8

                  Description of Securities Issued Under Plan

  8.1 New Common Stock.

  (1) Authorization. The charter of Reorganized Imperial shall be amended on the Effective Date to authorize the issuance of 50,000,000 shares of New Common Stock. Of such authorized shares, 9,800,000 shares shall be issued and distributed on the Distribution Date to the holders of Allowed Claims under Class 5A and Class 5B of the Plan (except for those holders of Inactive Non-Qualified Benefits Claims electing to forgo such treatment in accordance with the provisions of Article 4.2(9) of the Plan); and 200,000 shares shall be issued and distributed to the holders of Interests under Class 9 of the Plan, subject to the provisions of the Plan and the Bankruptcy Code.

  (2) No Par Value. New Common Stock shall be without par value.

  (3) Rights. New Common Stock shall have such rights with respect to dividends, liquidation, voting, and other matters as are set forth in the Amended and Restated Articles of Incorporation of Reorganized Imperial and as are or may be otherwise provided by Texas law.

  8.2 Reorganized Imperial Warrants.

  (1) Issuance. Subject to Confirmation of the Plan and compliance with the requirements of the Bankruptcy Code and the terms of the Plan, Reorganized Imperial shall issue Class 9 Warrants to the holders of Class 9 Interests on the Distribution Date.

  (2) Term. Reorganized Imperial Warrants shall be exercisable at any time from the Effective Date to and through the seventh (7th) anniversary of the Effective Date.

  (3) Transferability. Subject to applicable law, Reorganized Imperial Warrants shall be freely transferable from date of issuance without restriction.

  (4) Initial Exercise Price. Reorganized Imperial Warrants will entitle the holders thereof to acquire shares of New Common Stock at an initial per share exercise price which is equal to the aggregate Allowed Amount of Class 5A and Class 5B Claims held by holders receiving New Common Stock under the Plan divided by 9,800,000; provided, however, that if at six (6) months after the Effective Date all Class 5A and Class 5B Claims of Persons receiving New Common Stock under the Plan have not been finally Allowed, then the per share exercise price shall be equal to the sum of the aggregate Allowed Amount of Class 5A and Class 5B Claims held by holders receiving New Common Stock and aggregate amount of Disputed Claims of Class 5A and Class 5B Claims held by holders to receive New Common Stock under the Plan (subject to claims allowance), divided by 9,800,000.

  8.3 Management Options.

  (1) Effectiveness. On the Effective Date, the Reorganized Imperial Long-Term Incentive Plan shall become effective without necessity of further action by the board of directors of Reorganized Imperial or by the holders of New Common Stock.

  (2) Grants. Management Options entitling holders to acquire an aggregate of 1,234,568 shares of New Common Stock will be available for grant and distribution to management of the Reorganized Debtors by the compensation committee of the board of directors of Reorganized Imperial (or such other committee designated by the board of directors of Reorganized Imperial to administer the Reorganized Imperial Long-Term Incentive Plan) in such personal grant amounts as determined to be appropriate by such committee. Of these Management Options, options representing the right to acquire not less than sixty-five percent (65%) and not more than eighty percent (80%) of the total shares available under the Imperial Stock Option Plan shall be granted exclusively to Initial Management. All other Management Options (including options for shares available as a result of the non-exercise of options granted to Initial Management) shall be granted to current or future management of the Reorganized Debtors in accordance with the terms of the Reorganized Imperial Long-Term Incentive Plan, as deemed appropriate by such compensation committee or other committee designated by the board of directors of Reorganized Imperial to administer the Reorganized Imperial Long-Term Incentive Plan.

  (3) Initial Exercise Price. Management Options shall be exercisable at a price determined by the compensation committee of the board of directors of Reorganized Imperial (or such other committee designated by the board of directors of Reorganized Imperial to administer the Reorganized Imperial Option Plan) in accordance with the terms thereof; provided, however, that the initial exercise price of any Management Options granted to the Initial Management as contemplated by subsection (2) above shall not exceed the lesser of (i) $9.00 per share or (ii) the initial exercise price determined by the compensation committee of the board of directors of Reorganized Imperial (or such other committee designated by the board of directors of Reorganized Imperial to administer the Reorganized Stock Option Plan).

  8.4 Registration and Listing. The Debtors and Reorganized Debtors shall exercise their best efforts to obtain a listing for New Common Stock and Reorganized Imperial Warrants, if any, to be listed on the American Stock Exchange or a similarly-situated national securities exchange on the Effective Date.

  8.5 Registration Rights for Certain Holders of New Common Stock. On the Effective Date, Reorganized Imperial shall enter into a Registration Rights Agreement with each shareholder holding New Common Stock that is deemed to be an "affiliate" of Reorganized Imperial for purposes of the Securities Act of 1933, as amended. Such Registration Rights Agreement shall be in form and substance reasonably satisfactory to the Creditors Committee (taking into account the terms and conditions customary for registration rights agreements in this context) and shall set forth Reorganized Imperial's commitment to exercise commercially reasonable efforts to (a) file with the SEC a shelf Registration Statement in compliance with SEC Rule 415 covering each such shareholder's New Common Stock within thirty (30) days after the Effective Date and (b) have such Registration Statement initially declared effective by the SEC within ninety (90) days after the Effective Date.

                                   ARTICLE 9

                     Means for Implementation of the Plan

  9.1 Substantive Consolidation. The Debtors' Estates shall be substantively consolidated for purposes of the Plan and actions with respect to voting, Confirmation, and distributions to holders of Allowed Claims in Classes 1, 2A, 2B, 2C, 2D, 5A, 5B, 7A, and 7B of the Plan, and all obligations of the Debtors or Reorganized Debtors under the Plan to holders of Claims in those Classes shall be joint and several obligations of the Debtors and/or Reorganized Debtors. Obligations to satisfy Allowed Claims in Classes 3, 4, 6A, and 6B shall not be obligations of the Debtors' substantively consolidated Estate, but shall continue to be obligations of the specific entities which were obligated on such Claim on the Petition Date. Except as expressly provided in the Plan, the Reorganized Debtors shall continue to maintain their separate corporate existences for all purposes other than for voting, Confirmation, and distributions.

  9.2 Revesting of Assets. Except as otherwise expressly provided in the Plan or in the Confirmation Order, all property of the Debtors' Estates shall revest in and become property of the Reorganized Debtors, subject to the Liens of the Bank Group under the Senior Credit Agreement, the DIP Facility, and the Amended Senior Credit Agreement.

  9.3 Amended Articles of Incorporation and Amended Bylaws of Reorganized Imperial. The Articles of Incorporation of Reorganized Imperial shall be amended, as of the Effective Date, in its entirety to conform to Annex 3 attached hereto, and the Bylaws of Reorganized Imperial shall be amended in their entirety to conform to Annex 4 attached hereto. Consistent with section 1123(a)(6) of the Bankruptcy Code, the amended Articles of Incorporation of Reorganized Imperial shall prohibit, among other things, the issuance of non-voting equity securities as part of the Reorganization Cases. The officers of Reorganized Imperial shall file the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Texas on the Effective Date.

  9.4 Initial Directors of Reorganized Imperial. The initial directors of Reorganized Imperial shall consist of seven members, of whom one shall be James C. Kempner and six of whom shall be those individuals designated by the Creditors Committee and identified in the pleading to be filed by the Debtors with the Bankruptcy Court, not later than fifteen (15) days prior to the initial date of the Confirmation Hearing. Entry of the Confirmation Order shall be deemed to constitute resignation of all directors of Imperial effective as of the Effective Date except for those Persons identified in such pleading.

  9.5 Management of Reorganized Imperial and the Reorganized Debtors. Except as otherwise provided in the Plan, or except to the extent employment arrangements with such individuals have terminated pursuant to the terms of such agreement or such agreement has been rejected, all existing corporate officers of the Debtors shall continue to serve the Reorganized Debtors in their existing capacities under the terms of their existing employment contracts, if any, subject to the right of the board of directors of Reorganized Imperial to terminate such contract in accordance with its terms or applicable non-bankruptcy law.

  9.6 Withholding of Taxes. The Disbursing Agent, as applicable, shall withhold from any assets or property distributed under the Plan any assets or property which must be withheld for foreign, federal, state, and local taxes payable with respect thereto or payable by the Person entitled to such assets to the extent required by applicable law.

  9.7 Cancellation of Existing Common Stock. All Existing Common Stock and all warrants, options and rights to acquire Existing Common Stock, including rights under the Imperial Stock Plan, shall be deemed cancelled and null and void for all purposes on the Effective Date without need for further action by the Debtors, Reorganized Debtors, or the Bankruptcy Court.

  9.8 Authority to Prosecute or Settle Avoidance Litigation. Except for Retained Avoidance Actions, neither the Debtors nor Reorganized Debtors nor any representative of their Estates shall commence and/or prosecute any avoidance or recovery actions under sections 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code, and on the Effective Date, all such avoidance actions shall be deemed waived, released, and forever barred. Retained Avoidance Actions shall be prosecuted, settled, or compromised as deemed appropriate by the board of directors of Reorganized Imperial in an exercise of its business judgment under applicable corporate law. Proceeds, if any, from such causes of action shall be used, subject to the Liens of the Bank Group, for the corporate purposes determined by the board of directors of Reorganized Imperial.

  9.9 Unclaimed Property. Any Cash, assets, and other property to be distributed under the Plan that remain unclaimed (including by an Entity's failure to negotiate a check issued to such Entity) or otherwise not deliverable to the Entity entitled thereto the later of (a) one year after distribution or (b) 120 calendar days after an order allowing such Entity's Claim or Interest becomes a Final Order, shall become vested in, and shall be transferred and delivered to, the Reorganized Debtors for use in their discretion on the thirtieth (30th) day after the Reorganized Debtors file a notice with the Bankruptcy Court setting forth information regarding the holders whose distribution are unclaimed or undeliverable and the amount of distribution (if Cash) or a description of the property to be distributed. In such event, such Entity's Claim or Interest shall no longer be deemed to be Allowed and such Entity shall be deemed to have waived its rights to such payments or distributions under the Plan pursuant to section 1143 of the Bankruptcy Code.

  9.10 Plan Distributions. The Disbursing Agent shall make all distributions required under the Plan. Distributions shall be made on the Distribution Date (unless otherwise provided herein or ordered by the Bankruptcy Court) with respect to all Claims. Distributions to be made on the Distribution Date shall be deemed actually made on the Distribution Date if made either (a) on the Distribution Date or (b) as soon as practicable thereafter.

  9.11 Further Authorizations. The Debtors and Reorganized Debtors, if and to the extent necessary, may seek such orders, judgments, injunctions, and rulings that any of them deems necessary to further carry out the intentions and purposes of, and give full effect to the provisions of, the Plan.

  9.12 Transfer Taxes. Pursuant to section 1146 of the Bankruptcy Code, the issuance, transfer, or exchange of any of the securities issued under, or the transfer of any other assets or property pursuant to, or in connection with, the Plan or the making or delivery of an instrument of transfer under or in connection with the Plan shall not be taxed under any law imposing a stamp tax, transfer tax or other similar tax.

  9.13 Payment of United States Trustee's Fees. On the Effective Date, the Reorganized Debtors shall pay all fees to the United States Trustee as required by applicable laws of the United States.

  9.14 Recordable Order. Upon Confirmation of the Plan, the Confirmation Order shall be deemed to be in recordable form, and shall be accepted by any recording officer for filing and recording purposes without further or additional orders when certified by the Clerk of the Bankruptcy Court.

  9.15 Effectuating Documents and Further Transactions. The Chief Executive Officer, President, or any Managing Director of the Debtors and/or Reorganized Debtors or other officer authorized under Corporate Documents to perform such function, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take or direct such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or any Assistant Secretary of the Debtors and/or Reorganized Debtors shall be authorized to certify or attest to any of the foregoing actions.

  9.16 Corporate Action. All matters provided for under the Plan involving the corporate structure of the Debtors or Reorganized Debtors, or any corporate action to be taken by, or required of, the Debtors or Reorganized Debtors, shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement for further action by the stockholders or directors of any of such entities.

  9.17 Dissolution of Committees. To the extent not dissolved earlier, the Creditors Committee, the Equity Committee, and any other committee appointed by the United States Trustee pursuant to section 1102 of the Bankruptcy Code shall be dissolved on the Effective Date, unless otherwise directed by order of the Bankruptcy Court.

  9.18 Discharge of Indenture Trustee. On the Effective Date, the Indenture Trustee and its agents shall be relieved of all obligations associated with the Imperial Senior Subordinated Notes under applicable agreements or law; provided, however, that the Indenture Trustee shall act as the Reorganized Debtors' Disbursing Agent with respect to distributions of Class 5A/5B New Common Stock to holders of Imperial Senior Subordinated Notes.

  9.19 Payment of Indenture Trustee's Fees. Subject to approval of the Bankruptcy Court in accordance with 11 U.S.C. (S) 503, Imperial or Reorganized Imperial will pay the Indenture Trustee the full amount due it under its trust indenture, including, but not limited to, reasonable compensation and expenses.

  9.20 Payment of IDB Indenture Trustees' Fees. Subject to approval of the Bankruptcy Court in accordance with 11 U.S.C. (S) 503, Imperial or Reorganized Imperial will pay each IDB Indenture Trustee the full amount due it under its trust indenture, including, but not limited to, reasonable compensation and expenses.

  9.21 Survival of Indemnification Obligations. Notwithstanding any other provision of the Plan, all obligations of the Debtors to indemnify their and their affiliates' current and former directors, and current officers, employees, or agents and representatives, including, without limitation, (i) indemnification obligations arising under the charter and bylaws of Imperial or any Debtor, (ii) indemnification obligations arising by contract, and (iii) indemnification obligations arising under applicable, non-bankruptcy law, shall survive Confirmation of the Plan and shall be performed as obligations of the Reorganized Debtors, irrespective of whether such indemnification was owed at time of Confirmation or only became owing in the future, and irrespective, further, of whether indemnification is owed in connection with an event occurring before, on, or after the Petition Date. None of the Reorganized Debtors shall amend any Corporate Document in a manner to affect adversely any Person benefited by such indemnities. The Reorganized Debtors shall maintain insurance in an amount consistent with past practices to fund indemnification obligations under this provision of the Plan.

  9.22 Performance of Postpetition Beet Grower Obligations. The Reorganized Debtors shall perform all matured and currently outstanding Postpetition Beet Grower Obligations which mature and become due after the Effective Date in accordance with the terms of contracts with beet growers. Further, Reorganized Debtors shall maintain sufficient liquidity to fund those obligations through bank financing or otherwise.

  9.23 Limited Waiver and Release of Liens by Bank Group. Confirmation of the Plan shall operate as a waiver and release by the Bank Group of all Liens of any sort on (a) all accounts receivable sold or to be sold by any of the Debtors to the special purpose vehicle through which the Debtors will securitize accounts receivable after the Effective Date or (b) related collateral and the proceeds thereof, including, without limitation, proceeds of inventory to the extent such proceeds constitute accounts receivables. All documents providing to the contrary shall be deemed modified, without need for further action, to the extent necessary to effectuate this provision.

                                  ARTICLE 10

                      Injunctions, Releases and Discharge

  10.1 Discharge and Release. Except as specifically provided in the Plan or in the Confirmation Order, effective on the Effective Date, consummation of the Plan shall discharge and release the Debtors and Reorganized Debtors from any and all claims and demands including any Claim of a kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (i) a Proof of Claim based on such Claim was filed or deemed filed under section 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of the Debtor, (ii) such Claim is or was Allowed under section 502 of the Bankruptcy Code, or (iii) the holder of such Claim has voted on or accepted the Plan; provided, however, that no Claim of a Governmental Unit for or related to environmental remediation shall be included within the scope of this discharge.

  10.2 Discharge Injunction. Except as specifically provided in the Plan Documents to the contrary, the satisfaction, release, and discharge set forth in Article 10.1 of the Plan also shall operate as an injunction prohibiting and permanently enjoining the commencement or continuation of any action, the employment of process or any act to collect, recover from, or offset (a) any Claim against or Interest in the Debtors or Reorganized Debtors by any Entity and (b) any cause of action, whether known or unknown, based on the same subject matter as any Claim or Interest.

  10.3 Discharge of Disallowed Claims and Disallowed Interests. On and after the Effective Date, the Debtors shall be fully and finally discharged of any liability or obligation on a Disallowed Claim or a Disallowed Interest, and any order creating a Disallowed Claim or a Disallowed Interest that is not a Final Order as of the Effective Date solely because of an Entity's right to move for reconsideration of such order pursuant to section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 shall nevertheless become and be deemed to be a Final Order on the Effective Date. The Confirmation Order, except as otherwise provided herein, or unless the Bankruptcy Court orders otherwise, shall constitute an order: (a) disallowing all Claims and Interests to the extent such Claims and Interests are not allowable under any provision of section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims and Interests, and Claims for unmatured interest, and (b) disallowing or subordinating, as the case may be, any Claims, or portions of Claims, for penalties or non-compensatory damages.

  10.4 Releases of Corporate Officers.

  (1) On the Effective Date, the Debtors and Reorganized Debtors, on their own behalf and on behalf of their Estates, shall be deemed, without need for further action, to have been granted an unconditional release to all current officers and current and former directors of any of the Debtors for any and all claims, obligations, suits, judgments, damages, rights, causes of action, and liabilities whatsoever (including those obligations arising under the Bankruptcy Code or during the Reorganization Cases) whether known or unknown, accruing or related to acts or omissions in the course of performing their respective duties occurring prior to the Effective Date.

  (2) The Terms of this provision shall be effectuated by a permanent injunction which shall be included in the Confirmation Order.

  10.5 Exoneration and Reliance. Notwithstanding any other provision of the Plan, Exonerated Parties shall not be liable other than for willful misconduct to any holder of a Claim or Interest or to any Person, Entity, or with respect to any action, omission, forbearance from action, decision, or exercise of discretion taken at any time prior to the Effective Date in connection with:
(a) the management or operation of the Debtors, Reorganized Debtors, or the discharge of their duties under the Bankruptcy Code or applicable non-bankruptcy law, (b) the implementation of any of the transactions provided for, or contemplated in, the Plan or the Plan Documents, (c) any action taken in connection with either the enforcement of the Debtors' rights against any Entities or the defense of Claims asserted against the Debtors with regard to the Reorganization Cases, (d) any action taken in the negotiation, formulation, development, proposal, disclosure, Confirmation, or implementation of the Plan, or (e) the administration of the Plan or the assets and property to be distributed pursuant to the Plan; provided, however, that nothing in the foregoing shall prevent or limit the right or ability of the SEC to enforce federal securities laws or act to release, discharge, or exculpate any non-debtor from any obligation to a governmental taxing authority. Exonerated Parties may rely reasonably upon the opinions of their respective counsel, accountants, and other experts or professionals and such reliance, if reasonable, shall conclusively establish good faith and the absence of willful misconduct; provided, however, that a determination that such reliance is unreasonable shall not, by itself, constitute a finding of willful misconduct. In any action, suit or proceeding by any holder of a Claim or Interest or any other Entity contesting any action by, or non-action of, the Debtors, Reorganized Debtors, and of their respective stockholders, directors, officers, agents, employees, members, attorneys, accountants, financial advisors, and representatives, the reasonable attorneys' fees and costs of the prevailing party shall be paid by the losing party and as a condition to going forward with such action, suit, or proceeding at the outset thereof, all parties thereto shall be required to provide appropriate proof and assurances of their capacity to make such payments of reasonable attorneys' fees and costs in the event they fail to prevail.

                                  ARTICLE 11

                     Matters Incident to Plan Confirmation

  11.1 Term of Certain Injunctions and Automatic Stay.

  (1) All of the injunctions and/or automatic stays provided for in or in connection with the Reorganization Cases, whether pursuant to section 105, section 362 or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to Confirmation shall remain in full force and effect until the Injunctions become effective, and thereafter if so provided by the Plan, the Confirmation Order, or by their own terms. In addition, on and after the Confirmation Date, the Debtors may seek such further orders as they may deem necessary to preserve the status quo during the time between Confirmation and the Effective Date.

  (2) Each of the Injunctions shall become effective on the Effective Date and shall continue in effect at all times thereafter. Notwithstanding anything to the contrary contained elsewhere in the Plan, all actions in the nature of those to be enjoined by the Injunctions shall be enjoined during the period between the Confirmation Date and the Effective Date.

  11.2 No Liability for Tax Claims. Unless a taxing authority has asserted a Claim against a Debtor before the bar date established therefor, no Claim of such authority shall be Allowed against the Debtors or Reorganized Debtors for taxes, penalties, interest, additions to tax, or other charges arising out of the failure, if any, of the Debtors or any other Entity to have paid taxes or to have filed any tax return (including, but not limited to, any income tax return or franchise tax return) in or for any prior year or arising out of an audit of any return for a period before the Petition Date.

  11.3 Compliance with Tax Requirements. In connection with the Plan, the Reorganized Debtors and Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by federal, state, and local taxing authorities. Creditors may be required to provide certain tax information as a precondition to distributions under the Plan.

                                  ARTICLE 12

                         Resolution of Disputed Claims

  12.1 Disputed Claims and Determination of Disputed Claims. Only Claims that are Allowed shall be entitled to distributions under the Plan. A Claim which is not a Disputed Claim in its entirety shall be considered a Disputed Claim only to the extent of the portion thereof which is disputed, and shall be considered an Allowed Claim as to the undisputed portion thereof. The Debtors reserve the right to contest and object to any Claims asserted against the Debtors, including any Claims not listed in the Debtors' Schedules, listed therein as disputed, contingent and/or unliquidated in amount or listed therein at a lesser amount than asserted in a Proof of Claim.

  (1) Objection Deadline. As soon as practicable, but in no event later than sixty (60) days after the entry of the Confirmation Order, unless otherwise ordered by the Bankruptcy Court, the Reorganized Debtors shall file objections to Claims with the Bankruptcy Court; provided, however, that the Reorganized Debtors may seek to extend such period (or to extend further any extended period) for cause.

  (2) Prosecution of Objections. After the Effective Date, only the Reorganized Debtors, in their sole discretion, shall have authority to file objections to Claims and to litigate to judgment, settle, or withdraw such objections to Disputed Claims. The failure of the Debtors prior to Confirmation to object to a Claim for purposes of voting on the Plan shall in no way be deemed to be a waiver of the right of the Reorganized Debtors to object to such Claim in whole or in part.

  (3) Distributions After Resolution of Disputed Claims. If a Claim that remains a Disputed Claim as of the Effective Date is thereafter Allowed in whole or in part, the Disbursing Agent shall make the distributions required by the provisions of the Plan to be made in respect of the Allowed portion of such Claim as and when, and in the installments, if any, required by such provisions; provided that, if and to the extent that such provisions would have required an earlier distribution or distributions had such Claim been Allowed as of the Effective Date, each distribution that would have been made earlier shall be made on the Distribution Date.

  12.3 Disputed Claims of Persons Receiving New Common Stock.

  (1) Withholdings for Disputed Claims. In order to satisfy any such Disputed Claim that is treated under Class 5A or Class 5B (to the extent such holder has elected to receive New Common Stock), Reorganized Imperial will issue and set aside for subsequent disposition pursuant to subsection (2) or (3) below such number of shares of Class 5A/5B New Common Stock provided for distribution under this Plan as shall equal the product of (i) 9,800,000 multiplied by (ii) a fraction the numerator of which is the aggregate amount of Disputed Claims on the Distribution Date of holders of Class 5A and Class 5B Claims electing to receive New Common Stock under the Plan and the denominator of which is the sum of such numerator plus the aggregate amount of all other Class 5A and Class 5B Claims whose holders are to receive New Common Stock under the Plan. The stock so issued and set aside, together with dividends or other distributions paid or made thereon and any property issued in exchange therefor, shall be held by Reorganized Imperial, pending final determination of the Disputed Claim, and Reorganized Imperial will vote any voting securities of Reorganized Imperial so held in the same proportion as the other securities of the same class or classes are voted. In the event any tender or exchange offer is made for any securities so held, Reorganized Imperial will tender or exchange such securities as directed by order of the Bankruptcy Court. Any cash received and then withheld pursuant to such a tender or exchange will not bear interest for the account of any holder of Class 5A or Class 5B Claim.

  (2) Distributions After Resolution of Disputed Claims. If any Claim subject to the withholding provision above thereafter is Allowed in whole or in part, Reorganized Imperial shall deliver to the holder of such Claim as promptly as practicable, out of the securities held by Reorganized Imperial pursuant to subsection (1) above, the number of shares of New Common Stock determined to be applicable to the Allowed portion of such Claim, together with all dividends thereon or distributions with respect thereto which have theretofore been paid or made and set aside.

  (3) Distributions Related to Disallowed Claims. If any Disputed Claim as of the Effective Date thereafter is disallowed by a Final Order or is Allowed in a lesser amount, the shares of New Common Stock held by Reorganized Imperial pursuant to subsection (1) above shall be distributed on a Pro Rata basis to the holders of Allowed Claims in Class 5A and Class 5B (to the extent a holder of a Claim treated under Class 5A or Class 5B has not elected to receive other treatment in lieu of receipt of shares of New Common Stock). Such distribution shall be made in one or more distributions when determined to be appropriate by the board of directors of Reorganized Imperial.

                                  ARTICLE 13

                           Retention of Jurisdiction

  13.1 Jurisdiction. Until the Reorganization Cases are closed, the Bankruptcy Court shall retain the fullest and most extensive jurisdiction permissible, including all jurisdiction necessary to ensure that the purposes and intent of the Plan are carried out. Except as otherwise provided in the Plan, the Bankruptcy Court shall retain jurisdiction to hear and determine all Claims against and Interests in the Debtors, and to adjudicate and enforce all other causes of action which may exist on behalf of the Debtors.

  13.2 General Retention. Following the Confirmation of the Plan, the administration of the Reorganization Cases will continue at least until the completion of the transfers contemplated to be accomplished on the Distribution Date. The Bankruptcy Court shall also retain jurisdiction for the purpose of classification of any Claim and the re-examination of Claims which have been Allowed for purposes of voting, and the determination of such objections as may be filed with the Bankruptcy Court with respect to any Claim.

  13.3 Specific Purposes. In addition to, and without limitation of, the foregoing, the Bankruptcy Court shall retain jurisdiction for the following specific purposes after Confirmation:

    (1) to modify the Plan after Confirmation pursuant to the provisions of the Bankruptcy Code and the Bankruptcy Rules;

    (2) to correct any defect, cure any omission, reconcile any inconsistency, or make any other necessary changes or modifications in or to the Plan, any Plan Documents, or the Confirmation Order as may be necessary to carry out fully the purposes and intent of the Plan, including the adjustment of the date(s) of performance under the Plan Documents in the event that the Effective Date does not occur as provided herein so that the intended effect of the Plan may be substantially realized thereby;

    (3) to assure the performance by the Disbursing Agent of the obligations to make distributions under the Plan;

    (4) to enforce and interpret the terms and conditions of the Plan
  Documents;

    (5) to enter such orders or judgments, including, but not limited to, injunctions (i) as are necessary to enforce the title, rights, and powers of the Debtors and Reorganized Debtors and (ii) as are necessary to enable holders of Claims to pursue their rights against any Entity that may be liable therefor pursuant to applicable law or otherwise, including, but not limited to, Bankruptcy Court orders;

    (6) to hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes, tax benefits, and similar or related matters with respect to the Debtors or Reorganized Debtors arising on or prior to the Effective Date, arising on account of transactions contemplated by the Plan Documents, or relating to the period of administration of the Reorganization Cases;

    (7) to hear and determine disputes and controversies with respect to the claims of any member of the Bank Group, including, without limitation, any disputes or controversies with respect to the DIP Facility and Amended Senior Credit Agreement and any disputes or controversies regarding the validity, perfection, or enforceability of any prepetition or postpetition Lien of a member of the Bank Group.

    (8) to hear and determine all applications for compensation of professionals and reimbursement of expenses under sections 330, 331, or 503(b) of the Bankruptcy Code;

    (9) to hear and determine any causes of action arising during the period from the Petition Date through the Effective Date;

    (10) to hear and determine any cause of action in any way related to the Plan Documents or the transactions contemplated thereby, against the Debtors, Reorganized Debtors and their respective officers, directors, stockholders, employees, members, attorneys, accountants, financial advisors, representatives, and agents;

    (11) to hear and determine any Retained Avoidance Action;

    (12) to hear and determine any and all motions pending as of Confirmation for the rejection, assumption, or assignment of executory contracts or unexpired leases and the allowance of any Claim resulting therefrom;

    (13) to hear and determine any dispute related to an Inactive SERP/DC
  Note;

    (14) to hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order;

    (15) to consider and act on the compromise and settlement of any Claim against or Interest in the Debtors or their Estates including, without limitation, any disputes relating to the Administrative Claims Bar Date and the Bar Date;

    (16) to hear and determine all questions and disputes regarding title to the assets of the Debtors or their Estates.

  13.4 Failure of Bankruptcy Court to Exercise Jurisdiction. If the Bankruptcy Court abstains or exercises discretion not to hear any matter within the scope of its jurisdiction, nothing herein shall prohibit or limit the exercise of jurisdiction by any other tribunal having competent jurisdiction over such matter.

                                  ARTICLE 14

                                 Miscellaneous

  14.1 Revocation of Plan. The Debtors reserve the right to revoke and withdraw the Plan before the entry of the Confirmation Order. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur, then, with respect to all parties in interest, the Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or such Entity in any further proceedings involving the Debtors.

  14.2 Modification of Plan. The Debtors may propose amendments to or modifications of the Plan under section 1127 of the Bankruptcy Code at any time prior to the Confirmation Date. After Confirmation, the Debtors may remedy any defects or omissions or reconcile any inconsistencies in the Plan or the Confirmation Order or any other order entered for the purpose of implementing the Plan in such manner as may be necessary to carry out the purposes and intent of the Plan as long as the interests of holders of Allowed Claims are not adversely affected.

  14.3 Modification of Payment Terms. The Debtors reserve the right to modify the treatment of any Allowed Claim, as provided in section 1123(a)(4) of the Bankruptcy Code, at any time after the Effective Date upon the consent of the holder of such Allowed Claim.

  14.4 Section 1145 Exemption. Any securities issued pursuant to the Plan shall be exempt from securities registration as set forth in section 1145 of the Bankruptcy Code and all such securities will be freely transferable without further registration unless the transferor is deemed to be an "underwriter" within the meaning of the provisions of section 1145 of the Bankruptcy Code.

  14.5 Section 1146 Exemption. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of any security under the Plan, or the making, delivery, or recording of an instrument of transfer under the Plan may not be taxed under any law imposing a stamp or similar tax.

  14.6 Entire Agreement. The Plan Documents set forth the entire agreement and undertakings relating to the subject matter thereof and supersede all prior discussions and documents. No Entity shall be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein or as may hereafter be agreed to by the parties in writing.

  14.7 Severability. Except as otherwise provided in the Plan Documents, should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of the Plan. In the event of such an objection, the remaining provisions of the Plan shall not be enforceable or given operative effect and Confirmation shall not be effective without further order of the Bankruptcy Court.

  14.8 Rules of Construction. Where used in the Plan, a word or phrase appearing in the singular shall be interpreted as appearing in the plural, and vice versa, if the context or circumstances require.

  14.9 Successors and Assigns. The terms of the Plan shall be binding on and inure to the benefit of successors and assigns of the original parties bound to or entitled to benefits under such Plan.

  14.10 Headings. Headings are utilized in the Plan for convenience and reference only and shall not constitute a part of the Plan for any other purpose.

  14.11 Administrative Claims Bar Date. Unless otherwise ordered by the Bankruptcy Court, the Confirmation Order shall operate to set a bar date for Administrative Claims, which bar date shall be the first Business Day that is at least forty-five (45) days after the Effective Date. Claimants holding Administrative Claims against the Debtors not paid on the Effective Date must submit a Request for Payment of Administrative Expense on or before such bar date; provided that this provision shall not apply to holders of Deemed Allowed Prepetition Beet Grower Claims or require such holders to file a demand for payment of an Administrative Expense. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 2002 and 3020(c) will set forth such date and constitute notice of the Administrative Claims Bar Date. The Debtors and any other party in interest will have thirty (30) days after the Administrative Claims Bar Date to review and object to such Claims before a hearing for determination of such Administrative Claims is held by the Bankruptcy Court, provided that such thirty day period of review may be extended by the Bankruptcy Court upon the request of the Debtors.

  14.12 Governing Law. Except to the extent that federal law (including, but not limited to, the Bankruptcy Code and the Bankruptcy Rules) is applicable or where the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to its principles of conflicts of law.

  14.13 Consent to Jurisdiction. Upon default under the Plan, the Debtors and Reorganized Debtors consent to the jurisdiction of the Bankruptcy Court, or any successor thereto, and agree that it shall be the preferred forum for all proceedings relating to such default.

  14.14 Setoffs. Subject to the limitations provided in section 553 of the Bankruptcy Code, the Debtors and/or Reorganized Debtors may, but shall not be required to, setoff against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder.

  14.15 Non-Debtor Waiver of Rights. Non-debtor parties shall have the right to voluntarily waive any rights, benefits or protections that are afforded to them under the provisions of the Plan or any order issued in furtherance of the Plan, and such waiver shall supersede such rights, benefits or protections. Any such waiver shall only be effective if such party expressly and specifically waives in writing one or more of such rights, benefits or protections.

  14.16 Professional Fees. Payment of fees and expenses incurred after the Confirmation Date by professionals retained pursuant to sections 327, 328, and 1103 of the Bankruptcy Code shall not be subject to approval by the Bankruptcy Court and may be paid by the Debtors or Reorganized Debtors in the ordinary course as those obligations become due.

  14.17 PIK Obligations. All PIK Obligations of a Debtor shall be performed in full by each respective obligor notwithstanding any provision of the Plan which may be interpreted or construed as providing otherwise.

  14.18 Filing of Additional Documents. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such other agreements and/or other documents as may be necessary and further evidence the terms and conditions of the Plan.

  14.19 Notices. All notices, requests, or demands in connection with the Plan shall be in writing and shall be mailed or electronically transmitted to:

  If to the Debtors-in-Possession or Reorganized Debtors:

    Imperial Sugar Company
    Attn: William F. Schwer
    One Imperial Square
    8016 Highway 90-A
    Sugar Land, Texas 77478
    Facsimile: (281) 490-9881
    Email: bschwer@imperialsugar.com

  with a copy to:

    Baker Botts L.L.P.
    Attn: Jack L. Kinzie
    2001 Ross Avenue
    Dallas, Texas 75201-2980
    Facsimile: (214) 953-6503
    Email: jack.kinzie@bakerbotts.com

    and

    Young Conaway Stargatt & Taylor, LLP
    Attn: Brendan Linehan Shannon
    1100 North Market Street, 11th Floor
    Wilmington, Delaware 19899-0391
    Facsimile: (302) 571-1253
    Email: bshannon@ycst.com

  If to the Bank Group:

    Chapman and Cutler
    Attn: James E. Spiotto
    111 West Monroe Street
    Chicago, Illinois 60603-4080
    Facsimile: (312) 516-1900
    Email: spiotto@chapman.com

  If to the Creditors Committee:

    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
    Attn: S. Margie Venus
    1900 Pennzoil Place-South Tower
    711 Louisiana Street
    Houston, Texas 77002
    Facsimile: (713) 236-0822
    Email: svenus@akingump.com

    and

    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
    Attn: Fred S. Hodara
    590 Madison Avenue
    New York, New York 10022
    Facsimile: (212) 872-1002
    Email: fhodara@akingump.com

  If to the Equity Committee:

    Bell, Boyd & Lloyd LLC
    Attn: Michael Yetnikoff
    Three First National Plaza
    70 West Madison Street
    Chicago, Illinois 60602
    Facsimile: (312) 372-2098
    Email: myetnikoff@bellboyd.com

  If to the Ad Hoc Bondholder Committee:

    Skadden, Arps, Slate, Meagher & Flom (Illinois)
    Attn: David Kurtz and Timothy Pohl
    33 West Wacker Drive
    Chicago, Illinois 60606-1285
    Facsimile: (312) 407-8589
    Email: dkurtz@skadden.com
            tpohl@skadden.com

  If to the Ad Hoc SERP/DC Committee:

    Chamberlain, Hrdlicka, White, Williams & Martin
    Attn: James L. Paul
    One Ninety One Peachtree Tower, 9th Floor
    191 Peachtree Street, N.E.
    Atlanta, Georgia 30303-1747
    Facsimile: (404) 659-1852
    Email: james.paul@chamberlainlaw.com

  If to the United States Trustee:

    Office of the United States Trustee
    Attn: Mark S. Kenney
    U.S. Department of Justice
    601 Walnut Street
    Curtis Center, Suite 905 West
    Philadelphia, Pennsylvania 19106
    Facsimile: (215) 597-5795
    Email: mark.kenney@usdoj.gov

Dated: June 5, 2001

                                   SIGNATURES

  This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be deemed one and the same instrument.

                                          IMPERIAL SUGAR COMPANY

                                          By: /s/ Mark Q. Huggins
                                             ----------------------------------
                                              Mark Q. Huggins
                                              Managing Director
                                              and Chief Financial Officer

                                          IMPERIAL DISTRIBUTING, INC.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              President

                                          IMPERIAL HOLLY CORPORATION

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          IMPERIAL-SAVANNAH, L.P.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              as Senior Vice President of
                                              Savannah Molasses and
                                              Specialties Company, its general
                                              partner

                                          IMPERIAL SWEETENER DISTRIBUTORS,
                                           INC.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          BIOMASS CORPORATION

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              President

                                          CROWN EXPRESS, INC.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              President

                                          DIAMOND CRYSTAL BRANDS, INC.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              President

                                          DIAMOND CRYSTAL BRANDS, L.P.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              as Senior Vice President of
                                              Diamond Crystal Holdings, Inc.,
                                              its general partner

                                          DIAMOND CRYSTAL HOLDINGS, INC.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          DIAMOND CRYSTAL SPECIALTY FOODS,
                                           INC.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          DIXIE CRYSTAL FOODSERVICE, INC.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          DSLT HOLDING COMPANY

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          FOOD CARRIER, INC.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          FORT BEND UTILITIES COMPANY

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          GREAT LAKES SUGAR COMPANY

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          HOLLY FINANCE COMPANY

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          HOLLY NORTHWEST COMPANY

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          HOLLY SUGAR CORPORATION

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President and
                                               General Counsel


                                          HSC EXPORT CORP.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Vice President

                                          ICUBE, INC.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              President

                                          KING PACKAGING COMPANY, INC.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          LIMESTONE PRODUCTS COMPANY, INC.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              President

                                          MENU MAGIC FOODS, INC.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          MICHIGAN SUGAR COMPANY

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          PHOENIX PACKAGING CORPORATION

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          RAGUS HOLDINGS, INC.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              President

                                          SAVANNAH FOODS & INDUSTRIES, INC.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President and
                                               General Counsel

                                          SAVANNAH FOODS INDUSTRIAL, INC.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          SAVANNAH INTERNATIONAL COMPANY

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          SAVANNAH INVESTMENT COMPANY

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              President

                                          SAVANNAH MOLASSES & SPECIALTIES
                                           COMPANY

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          SAVANNAH PACKAGING COMPANY

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          SAVANNAH SUGAR REFINING CORPORATION

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          SAVANNAH TOTAL INVERT COMPANY

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President

                                          WHOLESOME SWEETENERS GROUP, LTD.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              as Senior Vice President of
                                              Wholesome Sweeteners LLC, its
                                              general partner

                                          WHOLESOME SWEETENERS L.L.C.

                                          By: /s/ William F. Schwer
                                             ----------------------------------
                                              William F. Schwer
                                              Senior Vice President